                       DEPOSIT AND DISBURSEMENT AGREEMENT

                                      AMONG

                              ORMAT FUNDING CORP.,
                              BRADY POWER PARTNERS,
                            STEAMBOAT GEOTHERMAL LLC,
                          STEAMBOAT DEVELOPMENT CORP.,
                                 ORMAMMOTH INC.,
                                   ORNI 1 LLC,
                                   ORNI 2 LLC,
                                   ORNI 7 LLC,

                         UNION BANK OF CALIFORNIA, N.A.,
                               as Collateral Agent

                                       AND

                         UNION BANK OF CALIFORNIA, N.A.,
                    as Depositary and Securities Intermediary

                          DATED AS OF FEBRUARY 13, 2004

                                Table of Contents

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                                       (i)

                                Table of Contents
                                   (continued)

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    APPENDICES

    Appendix A:   FORM OF OFFICER'S CERTIFICATE
    Appendix B:   FORM OF INDEPENDENT ENGINEER'S CERTIFICATE
    Appendix C:   FORM OF RESTORATION REQUISITION
    Appendix D:   FORM OF TITLE EVENT REQUISITION

                                      (ii)

            This DEPOSIT AND DISBURSEMENT AGREEMENT (this "Depositary
Agreement") dated as of February 13, 2004, among Ormat Funding Corp., a corporation organized and existing under the laws of the State of Delaware (the
"Issuer"), Brady Power Partners, a general partnership organized and existing under the laws of the State of Nevada, Steamboat Geothermal LLC, a limited liability company organized and existing under the laws of the State of
Delaware, Steamboat Development Corp., a corporation organized and existing under the laws of the State of Utah, OrMammoth Inc., a corporation organized and existing under the laws of the State of Delaware, ORNI 1 LLC, a limited liability company organized and existing under the laws of the State of
Delaware, ORNI 2 LLC, a limited liability company organized and existing under the laws of the State of Delaware, ORNI 7 LLC, a limited liability company organized and existing under the laws of the State of Delaware (each a
"Guarantor" and collectively, the "Guarantors"), Union Bank of California, N.A.,
in its capacity as Collateral Agent (together with its successors and permitted assigns in such capacity, the "Collateral Agent"), and Union Bank of California,
N.A., in its capacity as depositary and, for purposes of Section 2.4 hereof, as securities intermediary (together with its successors and permitted assigns in such capacity, the "Depositary") for the benefit of the holders from time to time (the "Holders") of all the Issuer's 8 1/4% senior secured notes due 2020
(the "Senior Secured Notes") issued pursuant to the Indenture (as defined below)
and each of the other Secured Parties (as defined in the Indenture).

                                    RECITALS

            A.    The Issuer is a corporation established for the sole
purpose of owning, constructing, developing, operating, financing, maintaining and administering geothermal power projects, including the issuance of the
Senior Secured Notes pursuant to the Indenture dated as of the date hereof (the
"Indenture") among the Issuer and Union Bank of California, N.A., in its capacity as trustee for the Holders (together with its successors and permitted assigns in such capacity, the "Trustee").

            B.    The Issuer will use the proceeds of the Senior Secured
Notes to, among other things, (i) acquire Steamboat Development (including the lessor portion of that certain lease related to the Steamboat project), (ii)
acquire (through a Subsidiary of the Issuer) a 50% interest in Mammoth-Pacific,
L.P. (consisting of 49% general partnership interest and a 1% limited partnership interest) from an affiliate of the Issuer, (iii) fund capital expenditures necessary to effect the Galena Re-powering, (iv) fund the Ormesa
Loan Repayment Account, (v) fund the Debt Service Reserve Account, (vi) repay a portion of the Ormat Nevada Subordinated Loan, (vii) prepay a portion of the
Meyburg Geothermal Resources Lease and (viii) pay transaction expenses related to the offering of the Senior Secured Notes.

            C.    The Issuer will, pursuant to the Security Documents to
which it is a party, grant a security interest in favor of the Collateral Agent, for the benefit of the Secured Parties, over all of its right, title and interest in the accounts established pursuant to this Depositary Agreement and all of its other movable, immovable, tangible and intangible property constituting Collateral (as defined in the Indenture) as security for the payment and performance of the Senior Secured Obligations (as defined in the
Indenture).

            D.    The Collateral Agent, the Issuer and the Guarantors desire to appoint the Depositary, as the depositary to hold and administer money deposited in the various accounts established pursuant to this Depositary
Agreement and funded with, among other things, revenues received by the Issuer and the Guarantors from the Projects and proceeds of insurance and condemnation.

            E.    On the Ormesa Support Date (as defined in the Indenture),
the Issuer will cause Ormesa LLC, a Delaware limited liability company
("Ormesa") to appoint the Depositary as the depositary to hold and administer money deposited in the various accounts established pursuant to this Depositary
Agreement and funded with, among other things, revenues received from the Ormesa
Plant.

            F.    If at any time the Issuer or any of its Subsidiaries shall acquire the 50% interest of Mammoth-Pacific, L.P. that OrMammoth does not own on the Closing Date or the Issuer or any of its Subsidiaries shall acquire a
Qualified Project then, in each such case, the Issuer will cause the acquiring
Subsidiary to become a party to this Depositary Agreement and appoint the
Depositary as the depositary to hold and administer money deposited in the various accounts established pursuant to this Depositary Agreement and funded with, among other things, revenues received from the Mammoth Plant or the
Qualified Project, as the case may be.

            G.    The Holders are purchasing the Senior Secured Notes in
reliance upon the revenues anticipated to be generated by the Projects.

            H.    It is a condition precedent to the sale by the Issuer and
the purchase by the Holders of the Senior Secured Notes that this Depositary
Agreement shall have been executed and delivered by each of the parties hereto.

                                    AGREEMENT

In consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1   Capitalized Terms. Capitalized terms used and not
otherwise defined herein shall have the meanings assigned to them in the
Indenture.

            Section 1.2   Definitions; Construction. For all purposes of this
Depositary Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a)   all terms defined in this Article have the meanings
assigned to them in this Article, and include the plural as well as the singular;

                                       -2-

            (b)   all references in this Depositary Agreement to designated
"Articles," "Sections," "Exhibits" and other subdivisions are to the designated
Articles, Sections, Exhibits and other subdivisions of this Depositary
Agreement;

            (c)   the words "herein," "hereof" and "hereunder" and other
words of similar import refer to this Depositary Agreement as a whole and not to any particular Article, Section or other subdivision;

            (d)   unless otherwise expressly specified, any agreement,
contract or document defined or referred to herein shall mean such agreement, contract or document as in effect as of the date hereof, as the same may thereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and of the Indenture and the other
Financing Documents and including any agreement, contract or document in substitution or replacement of any of the foregoing;

            (e)   unless the context clearly intends to the contrary,
pronouns having a masculine or feminine gender shall be deemed to include the other; and

            (f)   any reference to any Person shall include its successors
and assigns.

            "Account Collateral" has the meaning set forth in Section 2.3(a).

            "Collateral Accounts" has the meaning set forth in Section 2.2.

            "Construction Requisition" has the meaning set forth in Section
3.5(f).

            "Debt Service Payment Account" means the Collateral Account of such name established pursuant to Section 2.2(c).

            "Debt Service Reserve Account" means the Collateral Account of such name established pursuant to Section 2.2(d).

            "Debt Termination Date" means the date on which (i) all Senior
Secured Obligations, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full (or legally defeased in full in accordance with the express terms and conditions of the related Financing Documents), and (ii) all commitments to extend credit of the
Secured Parties under the Financing Documents have been terminated.

            "Disbursement Date" means a date on which monies are withdrawn or transferred from a Collateral Account for the purposes set forth in a
Requisition, a Construction Requisition, an Officer's Certificate or a
Withdrawal Certificate.

            "Distribution Account" means the Collateral Account of such name established pursuant to Section 2.2(h).

            "Distribution Conditions" has the meaning set forth in Section
3.8(b).

            "Distribution Date" has the meaning set forth in Section 3.1(c)(5).

                                       -3-

            "Distribution Suspense Account" means the Collateral Account of such name established pursuant to Section 2.2(i).

            "Drawing Amount" means, with respect to a Letter of Credit as of any date, the amount available to be drawn under such Letter of Credit as of such date.

            "Facility Agent" means any of the Trustee or the representative of any Permitted Additional Senior Lender from time to time.

            "Financial Assets" has the meaning set forth in Section 2.4.

            "Funding Date" means (i) any Business Day from the 26th through the
30th day of each month, as determined by the Issuer in a Withdrawal Certificate received by the Depositary at least three (3) Business Days prior to such
Funding Date, provided that there shall only be a single Funding Date for any month (except in the case of an immediate need to pay Operating and Maintenance
Expenses referred to in clause (ii) below, in which case, multiple Funding Dates are permitted), or if no earlier date is so determined, then the 29th day of each month, or in each case if such day is not a Business Day the next succeeding Business Day, or (ii) in the case of an immediate need to pay
Operating and Maintenance Expenses, any Interim Funding Date, as determined by the Issuer in a Withdrawal Certificate received by the Depositary at least one
(1) Business Day prior to such Funding Date.

            "Funding Period" means a period commencing on a Funding Date (as defined in clause (i) in the definition thereof) and ending on the last day of the immediately succeeding month.

            "Galena Re-powering Account" means the Collateral Account of such name established pursuant to Section 2.2(e).

            "Indemnified Depositary Party" has the meaning set forth in Section
5.2.

            "Interim Funding Date" means any Business Day of the month; provided that notice of such date shall have been provided to Depositary at least one (1)
Business Day prior to such date.

            "Initial Galena Re-powering Withdrawal Conditions" has the meaning set forth in Section 3.5(d).

            "Loss Proceeds Account" means the Collateral Account of such name established pursuant to Section 2.2(k).

            "New York UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

            "Nonrecourse Parties" has the meaning set forth in Section 6.12.

                                       -4-

            "Operating Account" means the Collateral Account of such name established pursuant to Section 2.2(b).

            "Offering Memorandum" means the Offering Memorandum dated February
6, 2004 relating to the offering of the Senior Secured Notes.

            "Ormesa Loan Repayment Account" means the Collateral Account of such name established pursuant to Section 2.2(g).

            "Ormesa Payment Date" means each of March 31, 2004, June 30, 2004,
September 30, 2004 and December 30, 2004 or any other date that the Issuer intends to repay the Ormesa Credit Agreement in full prior to January 31, 2005, including, without limitation in connection with an Event of Loss or an Event of
Eminent Domain with respect to the Ormesa Plant; provided, that the conditions to such payment contained in Section 3.7(c) have been met.

            "Project Default" means a Default or an Event of Default under any other Senior Secured Obligations.

            "Project Acceleration Event" means a Default or an Event of Default under any other Senior Secured Obligations and the lenders thereunder have accelerated the obligations owed to such lenders.

            "Redemption Account" means the Collateral Account of such name established pursuant to Section 2.2(j).

            "Requisition" means a Restoration Requisition or a Title Event
Requisition.

            "Restoration Budget" has the meaning set forth in Section
3.11(b)(1).

            "Restoration Progress Payment Schedule" has the meaning set forth in
Section 3.11(b)(1).

            "Restoration Requisition" has the meaning set forth in Section
3.11(b)(2)(I).

            "Restoration Sub-Account" means the Collateral Account of such name established pursuant to Section 2.2.

            "Revenue Account" means the Collateral Account of such name established pursuant to Section 2.2(a).

            "Securities Intermediary" has the meaning set forth in Section
2.1(a).

            "Supplemental Galena Re-powering Account" means the Collateral
Account of such name established pursuant to Section 2.2(f).

            "Title Event Requisition" has the meaning set forth in Section
3.11(b)(4)(ii)(B).

            "Transfer Date" has the meaning set forth in Section 3.1(c).

                                       -5-

            "Trigger Event Date" has the meaning set forth in Section 3.15(a).

            "Withdrawal Certificate" means a certificate signed by an Authorized
Representative of the Issuer, or in the case of a withdrawal from the Operating
Account to pay Operating and Maintenance Expenses, signed by an Authorized
Representative of the Issuer or any Subsidiary.

            Section 1.3   Uniform Commercial Code. All terms defined in the New
York UCC shall have the respective meanings given to those terms in the New York
UCC, except where the context otherwise requires.

                                   ARTICLE II

         APPOINTMENT OF DEPOSITARY; ESTABLISHMENT OF COLLATERAL ACCOUNTS

            Section 2.1   Acceptance of Appointment of Depositary. (a) The
Depositary hereby agrees to act as such and as a securities intermediary (within the meaning of Section 8-102(14) of the New York UCC, the "Securities
Intermediary") and to accept all cash, payments, other amounts and Permitted
Investments to be delivered to or held by the Depositary pursuant to the terms of this Depositary Agreement and the other Financing Documents. The Depositary shall hold and safeguard the Collateral Accounts during the term of this
Depositary Agreement and shall treat the cash, instruments and notes in the
Collateral Accounts as monies, instruments and securities pledged by the Issuer and the Guarantors to the Collateral Agent for the benefit of the Secured
Parties to be held in the custody of the Depositary, as agent solely for the
Collateral Agent for the benefit of the Secured Parties, in accordance with the provisions of this Depositary Agreement. Until the Debt Termination Date, in
performing its functions and duties under this Depositary Agreement, the
Depositary shall act solely as agent for the Collateral Agent for the benefit of the Secured Parties and, except in such capacity, does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Issuer or the Guarantors.

            (b)     The Issuer and the Guarantors shall not have any rights
against or to monies held in the Collateral Accounts, as third party beneficiary or otherwise, except the right to receive or make requisitions of monies held in the Collateral Accounts, as permitted by this Depositary Agreement, and to direct the investment of monies held in the Collateral Accounts as permitted by
Section 3.12.

            Section 2.2   Establishment of Collateral Accounts and Sub-Accounts.
The Depositary hereby establishes the following collateral accounts (the
"Collateral Accounts") in the form of non-interest bearing trust collateral accounts and sub-accounts thereof, which shall be maintained at all times until the termination of this Depositary Agreement:

            (a)     a Collateral Account entitled "Ormat Funding Corp. Revenue
Account" (the "Revenue Account");

            (b)     a Collateral Account entitled "Ormat Funding Corp. Operating
Account" (the "Operating Account");

                                       -6-

            (c)     a Collateral Account entitled "Ormat Funding Corp. Debt
Service Payment Account" (the "Debt Service Payment Account");

            (d)     a Collateral Account entitled "Ormat Funding Corp. Debt
Service Reserve Account" (the "Debt Service Reserve Account");

            (e)     a Collateral Account entitled "Ormat Funding Corp. Galena
Re-powering Account" (the "Galena Re-powering Account");

            (f)     a Collateral Account entitled "Ormat Funding Corp.
Supplemental Galena Re-powering Account" (the "Supplemental Galena Re-powering
Account");

            (g)     a Collateral Account entitled "Ormat Funding Corp. Ormesa
Loan Repayment Account" (the "Ormesa Loan Repayment Account");

            (h)     a Collateral Account entitled "Ormat Funding Corp.
Distribution Account" (the "Distribution Account");

            (i)     a Collateral Account entitled "Ormat Funding Corp.
Distribution Suspense Account" (the "Distribution Suspense Account");

            (j)     a Collateral Account entitled "Ormat Funding Corp.
Redemption Account" (the "Redemption Account"); and

            (k)     a Collateral Account entitled "Ormat Funding Corp. Loss
Proceeds Account" (the "Loss Proceeds Account").

            The following sub-accounts are hereby established and created within the Loss Proceeds Account:

            (i)     Restoration Sub-Account; and

            (ii)    Title Event Sub-Account.

            For administrative purposes, additional sub-accounts within the
Collateral Accounts may be established and created by the Depositary from time to time in accordance with this Depositary Agreement as separate trust accounts.

            All amounts from time to time held in each Collateral Account shall be (a) subject to the Lien of the Collateral Agent for the benefit of the
Secured Parties, and (b) held in the sole custody and "control" (within the meaning of Section 8-106(d) of the UCC) of the Depositary for the purposes and on the terms set forth in this Depositary Agreement and all such amounts shall constitute a part of the Collateral and shall not constitute payment of any
Senior Secured Obligations or any other obligation of the Issuer or the
Guarantors, provided, however, that the Lien and security interest in and to all of the Issuer's and the Guarantors' right, title and interest in the Debt
Service Reserve Account shall be solely for the benefit of the Holders and not for the benefit of any other Secured Party.

                                       -7-

            Section 2.3   Security Interests. (a) As collateral security for the
prompt and complete payment and performance when due of all Senior Secured
Obligations, the Issuer and the Guarantors have pledged, assigned, hypothecated and transferred to the Collateral Agent for the benefit of the Secured Parties and have granted to the Collateral Agent for the benefit of the Secured Parties a Lien on and security interest in and to all of the Issuer's and the
Guarantors' right, title and interest in (i) each Collateral Account and sub-account and (ii) all cash, instruments, investment property, securities,
"security entitlements" (as defined in Section 8-102(a)(14) of the New York UCC)
and other financial assets at any time on deposit in any Collateral Account or sub-account thereof, including all income, earnings and distributions thereon and all proceeds, products and accessions of and to any and all of the foregoing, including whatever is received or receivable upon any collection, exchange, sale or other disposition of any of the foregoing and any property into which any of the foregoing is converted, whether cash or non-cash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing (collectively, the "Account Collateral"), provided, however, that the Lien and security interest in and to all of the Issuer's and the Guarantors'
right, title and interest in the Debt Service Reserve Account shall be solely for the benefit of the Holders and not for the benefit of any other Secured
Party; and provided further, that any amounts held in the Distribution Account shall no longer constitute Account Collateral once such amounts have been distributed in accordance with the Financing Documents.

            (b)     The Depositary is the agent of the Collateral Agent, for
the benefit of the Secured Parties, for the purpose of receiving payments contemplated hereunder and for the purpose of perfecting the Lien of the
Collateral Agent, for the benefit of the Secured Parties, in and to the
Collateral Accounts and the other Account Collateral; provided that the
Depositary shall not be responsible to take any action to perfect such Lien except through the performance of its express obligations hereunder or upon the written direction of the Collateral Agent, for the benefit of the Secured
Parties, complying with this Depositary Agreement. Each of the Collateral
Accounts and the sub-accounts shall at all times be in the possession of, and under the domain and control of, the Depositary (or its sub-agents), as agent for the Collateral Agent, for the benefit of the Secured Parties. This
Depositary Agreement constitutes a "security agreement" as defined in Article 9 of the New York UCC.

            Section 2.4   Accounts Maintained as UCC "Securities Accounts".
The Depositary, as Securities Intermediary, hereby agrees and confirms that it has established the Collateral Accounts as set forth and defined in this
Depositary Agreement. Securities Intermediary agrees that (i) each such
Collateral Account established by Securities Intermediary is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the
New York UCC); (ii) the Issuer and the Guarantors are each an "entitlement holder" (within the meaning of Section 8-102(a)(7) of the New York UCC) in respect of the "financial assets" (within the meaning of Section 8-102(a)(9) of the New York UCC, the "Financial Assets") credited to such Collateral Accounts;
(iii) all Financial Assets in registered form or payable to or to the order of and credited to any such Collateral Account shall be registered in the name of, payable to or to the order of, or specially endorsed to, Securities Intermediary or in blank, or credited to another securities account maintained in the name of
Securities Intermediary, and in no case will any Financial Asset credited to any such Collateral Account be registered in the name of, payable to or to the order of, or endorsed to, the Issuer or any Guarantor except to the

                                       -8-

extent the foregoing have been subsequently endorsed by the Issuer or such
Guarantor to Securities Intermediary or in blank. Each item of property
(including a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever)
credited to any Collateral Account shall be treated as a Financial Asset. Until this Agreement shall terminate in accordance with the terms hereof, Collateral
Agent shall have "control" (within the meaning of Section 8-106(d)(2) of the New
York UCC) of the Collateral Accounts and the Issuer's and the Guarantors'
"security entitlements" (within the meaning of Section 8-102(a)(17) of the New
York UCC) with respect to the Financial Assets credited to the Collateral
Accounts. All property delivered to the Securities Intermediary pursuant to this
Depositary Agreement will be promptly credited to the Collateral Accounts. The
Issuer and the Guarantors hereby irrevocably direct, and the Depositary (in its capacity as Securities Intermediary) hereby agrees, that the Depositary will comply with all instructions and orders (including entitlement orders within the meaning of Section 8-102(a)(8) of the New York UCC) regarding each Collateral
Account and each sub-account and any Financial Asset therein originated by the
Collateral Agent without the further consent of the Issuer, any Guarantor or any other Person. In the case of a conflict between any instruction or order originated by the Collateral Agent and any instruction or order originated by any other Person other than a court of competent jurisdiction, the instruction or order originated by the Collateral Agent shall prevail. The Depositary shall not change the name or account number of any Collateral Account without the prior written consent of the Collateral Agent.

            Section 2.5   Jurisdiction of Depositary. The Issuer, each
Guarantor and the Depositary agree that, for purposes of the New York UCC, notwithstanding anything to the contrary contained in any other agreement relating to the establishment and operation of the Collateral Accounts, the jurisdiction of the Depositary (in its capacity as the Securities Intermediary)
is the State of New York and the laws of the State of New York govern the establishment and operation of the Collateral Accounts.

            Section 2.6   Degree of Care; Liens. The Depositary shall
exercise the same degree of care in administering the funds held in the
Collateral Accounts and the investments purchased with such funds in accordance with the terms of this Agreement as Depositary exercises in the ordinary course of its day-to-day business in administering other funds and investments for its own account and as required by applicable law. The Depositary is not party to and shall not execute and deliver, or otherwise become bound by, any agreement under which the Depositary agrees with any Person other than the Collateral
Agent to comply with entitlement orders or instructions originated by such
Person relating to any of the Collateral Accounts or the security entitlements that are the subject of this Depositary Agreement. The Depositary shall not grant any lien, pledge or security interest in any financial asset that is the subject of any security entitlement that is the subject of this Depositary
Agreement.

            Section 2.7   Subordination of Lien; Waiver of Set-Off. In the
event that the Depositary has or subsequently obtains by agreement, operation of law or otherwise a Lien in any Account, any security entitlement carried therein or credited thereto or any financial asset that is the subject of any such security entitlement, the Depositary agrees that such Lien shall (except to the extent provided in the last sentence of this Section 2.7) be subordinate to Lien of the Collateral Agent. The financial assets standing to the credit of the
Collateral Accounts will

                                       -9-

not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Collateral Agent (except to the extent of returned items and chargebacks either for uncollected checks or other items of payment and transfers previously credited to one or more of the Collateral Accounts, and the Issuer and the Collateral Agent hereby authorize the Depositary to debit the relevant Collateral Account(s) for such amounts).

            Section 2.8   No Other Agreements. None of the Depositary, the
Collateral Agent, the Issuer or the Guarantors have entered or will enter into any agreement with respect to any Collateral Account or any security entitlements or any financial assets carried in or credited to any Collateral
Account, other than this Depositary Agreement and the other Financing Documents.

            Section 2.9   Notice of Adverse Claims. Depositary hereby represents
that, except for the claims and interests of the Collateral Agent, the Company and the Guarantors in each of the Collateral Accounts, the Depositary, (a) as of the Closing Date, has no knowledge of, and has received no notice of, and (b) as of each date on which any Collateral Account is established pursuant to this
Depositary Agreement, has received no notice of, any claim to, or interest in, any Collateral Account or in any security entitlement or financial asset carried therein or credited thereto. If any Person asserts any lien (including any writ, garnishment, judgment, warrant of attachment, execution or similar process)
against any Collateral Account or in any security entitlement or financial asset carried therein or credited thereto, the Depositary will promptly notify the
Collateral Agent and Issuer thereof.

            Section 2.10  Rights and Powers of the Collateral Agent. The rights and powers granted to the Collateral Agent by the Secured Parties have been granted in order to perfect their Lien in the Collateral Accounts and the security entitlements and financial assets carried therein or credited thereto.

            Section 2.11  Termination. This Depositary Agreement shall remain in full force and effect until the Debt Termination Date.

                                   ARTICLE III

                             THE COLLATERAL ACCOUNTS

            Section 3.1   Revenue Account. (a) The following amounts shall be
deposited into the Revenue Account directly, or if received by the Issuer or any of its Subsidiaries, as soon as practicable upon receipt, in either case in accordance with this Section 3.1(a):

            (i)     all revenues or other proceeds received by the Issuer or
      any of its Subsidiaries or otherwise derived from the ownership or operation of a Project, except for (1) the proceeds from the offering of the Senior Secured Notes, (2) until the Ormesa Support Date, any revenues or other proceeds of Ormesa that are prohibited from being distributed to the Issuer in accordance with the terms of the Ormesa Credit Agreement and
      (3) Performance Liquidated Damages and certain proceeds from the disposition of assets, Loss Proceeds, Eminent Domain Proceeds and Title
      Event Proceeds;

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            (ii)    to the extent amounts at any time in the Debt Service
      Reserve Account plus the amount available at such time to be drawn under any Debt Service Reserve Letter of Credit (x) equal the Debt Service
      Reserve Requirement at such time, the income, if any, received at such time from the investment of the monies in such Account pursuant to Section
      3.12 or (y) exceed the Debt Service Reserve Requirement, all excess amounts except as described in Section 3.4; and

            (iii)   all amounts required to be transferred to the Revenue
      Account from any other Collateral Accounts as contemplated under this
      Depositary Agreement.

If any of the foregoing amounts required to be deposited with the Depositary in accordance with the terms of this Depositary Agreement are received by the
Issuer or any Subsidiary of the Issuer (or any Affiliate of the Issuer), the
Issuer shall (or shall cause any such Affiliate to) hold such payments in trust for the Depositary and shall promptly remit such payments to the Depositary for deposit in the Revenue Account, in the form received, with any necessary endorsements.

            (b)     In the event the Depositary receives monies without
adequate instruction with respect to the proper Collateral Account in which such monies are to be deposited, the Depositary shall deposit such monies into the
Revenue Account and segregate such monies from all other amounts on deposit in the Revenue Account and notify the Issuer of the receipt of such monies. Upon receipt of written instructions from the Issuer, the Depositary shall transfer such monies from the Revenue Account to the Collateral Account specified by such instructions (other than the Distribution Account or the Distribution Suspense
Account).

            (c)     The Issuer and the Guarantors hereby irrevocably authorize the Depositary to make withdrawals and transfers of monies on each date specified in clauses (1) through (6) below on which monies need to be applied
(the "Transfer Date") (via wire transfer or by internal transfer between
Collateral Accounts and/or sub-accounts, if applicable) to the extent then available in the Revenue Account and not segregated in a separate sub-account thereof or otherwise for any specific purpose, upon the receipt of a Withdrawal
Certificate of the Issuer by the Depositary three (3) Business Days prior to the
Transfer Date (or, if such Transfer Date is an Interim Funding Date, one (1)
Business Day prior to such Transfer Date) setting forth the amounts to be withdrawn from the Revenue Account and the amounts to be transferred pursuant to this clause (c) pursuant to the terms of this Depositary Agreement in the following order of priority all in accordance with such Withdrawal Certificate:

            (1)     First, on each Funding Date, to the Operating Account, the following amounts as set forth in the Withdrawal Certificate: (x) the amounts certified in the Withdrawal Certificate to be the Operating and Maintenance
Expenses then due and payable, or the good faith estimate of the amounts reasonably anticipated to be due and payable, by any Subsidiary (other than (i)
OrMammoth prior to such time as the Issuer or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date and the Issuer or such Guarantor has complied with its obligations under the Financing Documents and (ii) Ormesa prior to such time as the Ormesa Support Date has occurred and Ormesa has complied with Section 4.38 of the Indenture) for Operating and Maintenance Expenses during the Funding
Period commencing on such Funding Date, plus (y) any

                                      -11-

Administrative Costs then due and payable or reasonably anticipated to be due and payable during the Funding Period commencing on such Funding Date but prior to the next anticipated Funding Date (as specified in the Withdrawal
Certificate) to each of the Depositary, the Trustee, the Collateral Agent and
any trustee or agent for any other Permitted Additional Senior Lender and minus
(z) the amounts anticipated to be on deposit in the Operating Account on such
Funding Date;

            (2)     Second, one (1) Business Day prior to each Scheduled Payment
Date, withdraw and transfer, as set forth in the Withdrawal Certificate, from the Revenue Account (i) to a sub-account within the Debt Service Payment
Account, an amount which, together with the amount then in such sub-account, equals the principal, interest, premium and Liquidated Damages, if any, on the
Senior Secured Notes becoming due and payable on such Scheduled Payment Date and
(ii) to a separate sub-account with respect to each other Senior Secured
Obligation within the Debt Service Payment Account, an amount which, together with the amounts then in such sub-account, equals a proportionate share of all of the principal, interest and premium, if any, becoming due and payable on such
Senior Secured Obligations on such Scheduled Payment Date or (if such Scheduled
Payment Date is not a scheduled payment date for such other Senior Secured
Obligations) on the immediately succeeding scheduled payment date for such other
Senior Secured Obligations; provided, however, that if the monies in the Revenue
Account (excluding any specifically segregated monies therein) are insufficient on any date to make the transfers and payments specified in this clause (2), transfer of monies shall be made ratably to the specified sub-accounts based on the respective amounts owed such sub-accounts;

            (3)     Third, on each Scheduled Payment Date, after making each
applicable withdrawal and transfer specified in clauses (1) and (2) above, withdraw and transfer, as certified in the Withdrawal Certificate, from the
Revenue Account to the Debt Service Reserve Account if the amount in the Debt
Service Reserve Account plus the Drawing Amount under any Debt Service Reserve
Letter of Credit at such time is less than the Debt Service Reserve Requirement at such time, to the Debt Service Reserve Account the amount necessary to fund the Debt Service Reserve Account so that the sum of the amount in the Debt
Service Reserve Account plus the Drawing Amount under any Debt Service Reserve
Letter of Credit at such time is equal to the Debt Service Reserve Requirement at such time;

            (4)   Fourth, after making each applicable withdrawal and transfer specified in clauses (1) through (3) above, on each Scheduled Payment Date, withdraw and transfer from the Revenue Account to the applicable Secured Parties an amount, as certified in a Withdrawal Certificate, equal to any indemnification or other amounts then due and payable on such Scheduled Payment
Date pursuant to the Financing Documents;

            (5)     Fifth, on or within sixty (60) days after each Scheduled
Payment Date (a "Distribution Date"), after making each applicable withdrawal and transfer specified in clauses (1) through (4) above and, provided that each of the Distribution Conditions has been satisfied on such Scheduled Payment Date
(or within such sixty (60) day period), transfer from the Revenue Account any remaining amounts in the Revenue Account as of such Scheduled

                                      -12-

Payment Date (excluding any specifically segregated amounts), or such lesser amount elected by the Issuer, as set forth in a Withdrawal Certificate of the
Issuer, to the Distribution Account; and

            (6)     Sixth, if any of the Distribution Conditions has not been
satisfied by the sixtieth (60th) day (or the immediately succeeding Business
Day) after the Scheduled Payment Date referred to in clause (5) above, no amounts shall be transferred to the Distribution Account and the remaining amounts in the Revenue Account as of such Scheduled Payment Date (excluding any specifically segregated amounts) shall be transferred to the Distribution
Suspense Account.

            (d)     Upon deposit into the Revenue Account of any proceeds of
Permitted Indebtedness (as identified in an Officer's Certificate of the Issuer)
other than proceeds of Permitted Indebtedness for which specific provisions are contained in this Depositary Agreement, the Depositary shall (i) establish and create a sub-account within the Revenue Account, (ii) transfer such proceeds to such sub-account and (iii) transfer such proceeds from time to time in accordance with an Officer's Certificate of the Issuer (stating that the Issuer has complied with other conditions (if any) established in the additional facility agreements relating to such Permitted Indebtedness) and the Issuer shall apply such proceeds in a manner consistent with the purposes for which such Permitted Indebtedness was incurred pursuant to the terms of the Indenture.

            Section 3.2   Operating Account. Upon receipt by the Depositary
of a Withdrawal Certificate detailing the amounts to be paid, the Depositary shall transfer funds in the Operating Account to (i) the Issuer, to any Checking
Account of the Issuer or to any Person identified by the Issuer to whom a payment is due in respect of Operating and Maintenance Expenses and (ii) the
Depositary, the Trustee, the Collateral Agent and any trustee or agent for any other Permitted Additional Senior Lender for the Administrative Costs then due and payable to each of them. The amount to be transferred to any Checking
Account shall be set forth in such Withdrawal Certificate and shall be certified therein to be (i) the amounts then due and payable for the Operating and
Maintenance Expenses of the Issuer or any of its Subsidiaries (other than (i)
OrMammoth prior to such time as the Issuer or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date and the Issuer or such Guarantor has complied with its obligations under the Financing Documents and (ii) Ormesa prior to such time as the Ormesa Support Date has occurred and Ormesa has otherwise complied with its obligations under Section 4.38 of the Indenture) or (ii) the good faith estimate of the amounts reasonably anticipated to be due and payable for Operating and
Maintenance Expenses of the Issuer or any of its Subsidiaries (other than (i)
OrMammoth prior to such time as the Issuer or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date and the Issuer or such Guarantor has complied with its obligations under the Financing Documents and (ii) Ormesa prior to such time as the Ormesa Support Date has occurred and Ormesa has otherwise complied with its obligations under Section 4.38 of the Indenture) within the remainder of the
Funding Period during which such Withdrawal Certificate is submitted (less in each case the available amounts on deposit in or credited to such Checking
Account other than amounts against which outstanding checks have been drawn and mailed or delivered but have not been cashed). Notwithstanding anything to the contrary herein, (i) any payment in respect of any single item of

                                      -13-

Operating and Maintenance Expenses which individually exceeds $250,000 shall be made solely from the Operating Account and (ii) the Issuer shall not request the
Depositary to transfer any amounts from the Operating Account to any Checking
Account in order to pay any such item of Operating and Maintenance Expense.

            Section 3.3   Debt Service Payment Account (a) On any date that
amounts for the payment of any principal, interest, premium and Liquidated
Damages, if any, on the Senior Secured Notes and any principal, interest and premium, if any, on any other Senior Secured Obligations, in each case, for which a Withdrawal Certificate has been delivered by the Issuer at least three
(3) Business Days prior to such date (or if such day is not a Business Day, then on the next succeeding Business Day), the Depositary shall withdraw the monies on deposit in the relevant sub-account of the Debt Service Payment Account, and remit such monies to the Persons entitled thereto for the payment of such principal, interest, premium and Liquidated Damages, if any; provided, however, that the Depositary shall segregate such amounts from any other amounts on deposit in the Debt Service Payment Account until such time as payment is made to Persons entitled thereto.

            (b)     In the event that monies in any sub-account of the Debt
Service Payment Account exceed the amount of money required by this Depositary
Agreement to be deposited therein, the Depositary shall transfer such excess monies from such sub-account ratably to other sub-accounts of the Debt Service
Payment Account to the extent the monies on deposit in such other sub-accounts are less than the monies required by this Depositary Agreement to be on deposit therein, and any remaining excess monies shall be transferred to the Revenue
Account on the Business Day following the next Funding Date.

            (c)     One (1) Business Days prior to any Scheduled Payment Date, if the monies on deposit in the sub-account of the Debt Service Payment Account relating to any Senior Secured Obligations are not anticipated to be adequate to pay the principal, interest, premium and Liquidated Damages, if any, becoming due in respect of such Senior Secured Obligations on such Scheduled Payment
Date, the Depositary shall (based on an Officer's Certificate of the Issuer)
withdraw from the Accounts specified below in the order of priority set forth below and transfer to the sub-account of the Debt Service Payment Account relating to such Senior Secured Obligations an amount sufficient to cause the balance in the sub-account relating to such Senior Secured Obligations to equal the principal, interest, premium and Liquidated Damages, if any, payable in respect of such Senior Secured Obligations on such Scheduled Payment Date:

            first, from the Distribution Suspense Account;

            second, to the extent monies in the Distribution Suspense Account are not adequate for such purpose, from the Revenue Account; provided, however, that no monies shall be so withdrawn from the Revenue Account that would cause the amount remaining in the Revenue Account after such proposed withdrawal to be less than the Issuer's good faith estimate of the amounts reasonably anticipated to be due and payable for Operating and
      Maintenance Expenses of the Issuer and its Subsidiaries (other than (i)
      OrMammoth prior to such time as the Issuer or any Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific that the Issuer does not own as of the Closing Date

                                      -14-

      and the Issuer or such Guarantor has complied with its obligations under the Financing Documents and (ii) Ormesa prior to such time as the Ormesa
      Support Date has occurred and Ormesa has otherwise complied with its obligations under Section 4.38 of the Indenture) during the Funding Period commencing on the next succeeding Funding Date; and

            third, solely for the payment of principal, interest, premium and
      Liquidated Damages, if any, on the Senior Secured Notes, to the extent monies in the Distribution Suspense Account and the Revenue Account are
      not sufficient for such purpose, from the Debt Service Reserve Account.

            Section 3.4   Debt Service Reserve Account. (a) Amounts on deposit
in the Debt Service Reserve Account may be funded, from time to time, by one or a combination of the following: (i) cash and (ii) a Debt Service Reserve Letter of Credit; provided that if (i) such Debt Service Reserve Letter of Credit is not renewed or replaced on or prior to the date 30 days prior to its expiration or (ii) with respect to such Debt Service Reserve Letter of Credit at any time, the issuing bank ceases to be an Eligible Letter of Credit Provider, the Issuer
shall, within 30 days following the date such issuing bank ceases to be an
Eligible Letter of Credit Provider, cause such Debt Service Reserve Letter of
Credit to be replaced with one or a combination of cash (which may be accomplished by drawing on such issuing bank's Debt Service Reserve Letter of
Credit and depositing the proceeds in the Debt Service Reserve Account) or a
Debt Service Reserve Letter of Credit which is an Acceptable Letter of Credit.
Interest earned on amounts in the Debt Service Reserve Account shall be retained in such account until transferred in accordance with Section 3.4(d).

            (b)     In the event that Ormat Nevada or certain of its Affiliates
(other than the Issuer or a Subsidiary of the Issuer) replaces an existing Debt
Service Reserve Letter of Credit facility with a new facility and provides a new
Debt Service Reserve Letter of Credit under such new facility, any amount then on deposit in the Debt Service Reserve Account which, when added to the Drawing
Amount under such new Debt Service Reserve Letter of Credit, exceeds the Debt
Service Reserve Requirement at such time may be transferred (to the extent provided in a Withdrawal Certificate) to Ormat Nevada, or if the Issuer so
elects, to the provider of the Debt Service Reserve Letter of Credit being replaced to the extent of any unreimbursed drawings on, or other amounts owed with respect to, such Debt Service Reserve Letter of Credit. In addition, if the
Debt Service Reserve Account is funded with cash, to the extent directed by the
Issuer pursuant to a Withdrawal Certificate the Depositary shall transfer such cash to Ormat Nevada or its Affiliates, so long as a Debt Service Reserve Letter of Credit is provided having a stated amount equal to the amount of cash being withdrawn.

            (c)     At any time that the sum of the Drawing Amount under any
Debt Service Reserve Letter of Credit at such time plus the amount then on deposit in the Debt Service Reserve Account is less than the Debt Service
Reserve Requirement at such time, funds shall be accumulated in the Debt Service
Reserve Account from cash available from:

            (i)     transfers from the Revenue Account, as provided under
      Section 3.1(c); and

                                      -15-

            (ii)    net interest, if any, earned on amounts deposited in the
      Debt Service Reserve Account, until the first Business Day of the month following the date that the sum of the Drawing Amount under the Debt
      Service Reserve Letter of Credit at such time plus the amount then on deposit in the Debt Service Reserve Account equals the Debt Service
      Reserve Requirement at such time.

            (d)     In the event that the Debt Service Reserve Requirement is
met, all interest income on amounts in the Debt Service Reserve Account and, except as set forth in Section 3.4(b) above, other amounts in excess of the Debt
Service Reserve Requirement shall be transferred, on a monthly basis, to the
Revenue Account. To the extent that the amount available to be drawn under the
Debt Service Reserve Letter of Credit exceeds the Debt Service Reserve
Requirement, the stated amount of the Debt Service Reserve Letter of Credit may be reduced and the Depositary shall execute all necessary documents to effectuate such reduction.

            (e)     (i) Thirty (30) days (or if such day is not a Business Day, on the next succeeding Business Day) after receipt by the Depositary of a notice that any Debt Service Reserve Letter of Credit provider is no longer an Eligible
Letter of Credit Provider (unless the Debt Service Reserve Letter of Credit issued by such Debt Service Reserve Letter of Credit provider has been replaced on or before the end of such 30-day period with a new Debt Service Reserve
Letter of Credit issued by an Eligible Letter of Credit Provider) or (ii) if the
Depositary has been notified by the Collateral Agent that, no later than thirty
(30) days (or if such day is not a Business Day, on the next succeeding Business
Day) prior to the stated expiration date of any Debt Service Reserve Letter of
Credit, it has not received a notice that the Debt Service Reserve Letter of
Credit will be extended or replaced upon its stated expiration date or upon receipt of a notice from any Debt Service Reserve Letter of Credit provider that the Debt Service Reserve Letter of Credit provided by such Debt Service Reserve
Letter of Credit provider will not be renewed in accordance with its terms
(unless such Debt Service Reserve Letter of Credit has been previously renewed, extended or replaced with a new Debt Service Reserve Letter of Credit), then in each such case the Depositary shall make a drawing on such Debt Service Reserve
Letter of Credit in an amount equal to the Debt Service Reserve Requirement at such time minus the monies on deposit in the Debt Service Reserve Account at such time, provided that any drawing pursuant to clause (ii) following receipt of a notice from the Debt Service Letter of Credit provider that the Debt
Service Reserve Letter of Credit provided by such Debt Service Letter of Credit provider will not be renewed in accordance with its terms shall be no earlier than thirty (30) days prior to expiration of such Debt Service Reserve Letter of
Credit. The Collateral Agent shall deposit the amounts received from such Debt
Service Reserve Letter of Credit provider in payment of such drawing in the Debt
Service Reserve Account to be applied in accordance with this Section 3.4.

            (f)     At 12:00 p.m. (noon) on the second (2nd) Business Day prior to any Scheduled Payment Date, if the monies on deposit in the sub-account of the Debt Service Payment Account relating to the Senior Secured Notes (taking into consideration deposits therein made with respect to such Scheduled Payment
Date pursuant to the "first" and "second" priorities in Section 3.3(c)) are not anticipated to be adequate to pay the principal, interest, premium and
Liquidated Damages, if any, becoming due in respect of the Senior Secured Notes on such Scheduled Payment Date (such insufficiency, the "Debt Payment
Deficiency"), (i) if a

                                      -16-

Debt Service Reserve Letter of Credit is not then in effect, one (1) Business
Day prior to such Scheduled Payment Date, the Depositary shall withdraw and transfer from the Debt Service Reserve Account and transfer to the sub-account of the Debt Service Payment Account relating to the Senior Secured Notes, an amount equal to the Debt Payment Deficiency to make the payments due in respect of the Senior Secured Notes on that Scheduled Payment Date or (ii) if a Debt
Service Reserve Letter of Credit is then in effect, the Depositary shall, two
(2) Business Days prior to such Scheduled Payment Date, make a drawing on the
Debt Service Reserve Letter of Credit. The aggregate amount to be drawn on such
Debt Service Reserve Letter of Credit in accordance with the immediately preceding sentence shall be equal to the Debt Payment Deficiency minus the monies then on deposit in the Debt Service Reserve Account (or, if less, the
Drawing Amount of the Debt Service Reserve Letter of Credit). The Depositary
shall deposit the amounts, if any, received from the provider of such Debt
Service Reserve Letter of Credit to the Debt Service Reserve Account and, one
(1) Business Day prior to the Scheduled Payment Date, transfer to the sub-account of the Debt Service Payment Account relating to the Senior Secured
Notes, an amount equal to the Debt Payment Deficiency to make the payments due on the Senior Secured Notes on that Scheduled Payment Date.

            Section 3.5   Galena Re-powering Account. (a) On the Closing Date,
$19,350,000 of the proceeds from the Offering shall be delivered to the
Depositary for deposit in the Galena Re-powering Account. The amounts on deposit from time to time in the Galena Re-powering Account shall be utilized to pay the
Project Costs associated with the Galena Re-powering in accordance with this
Section 3.5.

            (b)     Amounts on deposit in the Galena Re-powering Account may be funded by one or a combination of the following: (i) cash; and (ii) a Galena
Re-powering Letter of Credit; provided, that if (1) such Galena Re-powering
Letter of Credit is not renewed or replaced on or prior to the date 30 days prior to its date of expiration or (2) at any time the issuing bank ceases to be an Eligible Letter of Credit Provider and such Galena Re-powering Letter of
Credit issued by an Eligible Letter of Credit Provider is not replaced with
Galena Re-powering Letter of Credit issued by an Eligible Letter of Credit
Provider within 30 days after the issuing bank ceases to be an Eligible Letter of Credit Provider, then in each such case the Issuer shall cause such Galena
Re-powering Letter of Credit to be replaced with one or a combination (equal to the Galena Re-powering Requirement) of cash (which may be accomplished by drawing on such Issuer's Galena Re-powering Letter of Credit and depositing the proceeds in the Galena Re-powering Account) or a Galena Re-powering Letter of
Credit which is an Acceptable Letter of Credit.

            (c)     If the Galena Re-powering Account is funded with cash, the
Depositary shall upon receipt of a Withdrawal Certificate from the Issuer, transfer such cash to Ormat Nevada or certain of its Affiliates as directed in the Withdrawal Certificate; provided, that Ormat Nevada or certain of the
Issuer's Affiliates (other than the Issuer or Subsidiaries of the Issuer), provide a Galena Re-powering Letter of Credit having a stated amount equal to the cash being withdrawn. If the Galena Re-powering Account is funded with a
Galena Re-powering Letter of Credit, Ormat Nevada or certain of the Issuer's
Affiliates (other than Subsidiaries of the Issuer) will be permitted to replace the Galena Re-powering Letter of Credit with cash or another Galena Re-powering
Letter of Credit.

                                      -17-

            (d)     Prior to withdrawing any amounts from the Galena Re-powering
Account or reducing the stated amount of the Galena Re-powering Letter of
Credit, the following conditions must be satisfied (the "Initial Galena
Re-powering Withdrawal Conditions"):

            (i)     each of the Galena Power Purchase Agreement and any related power purchase agreement required to be executed in
                    connection with the Galena Power Purchase Agreement shall
                    have been executed and be in full force and effect and all conditions precedent to the effectiveness thereunder shall have been satisfied including the approval of the Public
                    Utilities Commission of the State of Nevada and FERC, as
                    applicable;

            (ii)    all Governmental Approvals required in connection with the construction of the Galena Re-powering shall have been
                    obtained;

            (iii)   (x) the Galena Re-powering Contract shall have been executed and be in full force and effect (and an opinion of counsel shall have been delivered to the Holders to such effect, in form and substance satisfactory to the Depositary), (y)
                    Ormat Nevada shall have obtained all permits, licenses,
                    consents or other approvals necessary to perform its
                    obligations as a contractor under the Galena Re-powering
                    Contract and (z) the notice to proceed shall have been
                    issued;

            (iv)    the interconnection and operating agreement referenced in
                    the Galena Power Purchase Agreement shall be in place and in full force and effect and all conditions precedent to the
                    effectiveness thereunder shall have been satisfied including the approval of the Public Utilities Commission of the State of Nevada;

            (v)     the Issuer shall have utilized all of the amounts on deposit in the Supplemental Galena Re-powering Account to pay
                    Project Costs associated with the Galena Re-powering, and

            (vi)    the Issuer shall have delivered an Officer's Certificate
                    certifying that each of the conditions set forth in (i)
                    through (v) of this Section 3.5(d), have been satisfied.

            (e)     If the Initial Galena Re-powering Withdrawal Conditions have not been satisfied by September 30, 2005, then on the immediately succeeding
Business Day, the Issuer shall (pursuant to a Withdrawal Certificate) transfer all amounts available in the Galena Re-powering Account to the Redemption
Account referred to in Section 3.10 hereof.

            (f)     Once the Initial Galena Re-powering Withdrawal Conditions
have been satisfied, during the construction period necessary to complete the
Galena Re-powering, the Depositary will periodically disburse the monies on deposit in the Galena Re-powering Account to pay Project Costs or reimburse the
Issuer for Project Costs that the Issuer certifies were previously paid by it
(in excess of amounts required to be paid in accordance with Section 3.6 hereof from the Supplemental Galena Re-powering Account) prior to satisfying the
Initial

                                      -18-

Galena Re-powering Withdrawal Conditions. At the time any payment of Project
Costs is due, the Issuer shall submit a Construction Requisition (as defined below) and the other documentation described below to the Depositary. Once the
Initial Galena Re-powering Withdrawal Conditions have been satisfied, the stated
amount of the Galena Re-powering Letter of Credit may be reduced by the amounts that the Issuer certifies were previously paid by it (in excess of amounts required to be paid in accordance with Section 3.6 hereof from the Supplemental
Galena Re-powering Account and the Depositary shall execute any necessary documents to effectuate such reduction). If the documentation is satisfactory, the Depositary shall withdraw from the Galena Re-powering Account the amounts set forth in the Construction Requisition and thereafter such amounts shall be remitted to the applicable payees. If on any Disbursement Date, the aggregate amount of monies available for withdrawal from the Galena Re-powering Account is not sufficient for the payment in full of all amounts requisitioned, the
Depositary shall withdraw monies from the Distribution Account and Distribution
Suspense Account, in such order, until such payment deficiency is satisfied. The
Depositary shall disburse monies from the Galena Re-powering Account, upon the receipt by the Depositary on or prior to the date two Business Days prior to the applicable Disbursement Date of (i) a requisition (a "Construction
Requisition"), dated not more than ten days prior to such Disbursement Date as set forth therein, specifying Project Costs that are due and payable or that are reasonably anticipated to be due and payable within 90 days after the
Disbursement Date, (ii) an Officer's Certificate from the Issuer, dated not more than ten days prior to such Disbursement Date, in the form attached as Appendix
A to this Depositary Agreement, (iii) an Officer's Certificate, dated not more than ten days prior to such Disbursement Date, stating that construction is progressing in accordance with the milestones scheduled in the Galena
Re-powering Contract and (iv) a certificate from the Independent Engineer, dated not more than ten days prior to such Disbursement Date, in the form attached as
Appendix B to this Depositary Agreement.

            (g)     The Issuer will evidence the Final Completion of the Galena
Re-powering by delivery to the Depositary, the Collateral Agent and the Trustee
of (i) an Officer's Certificate stating (1) that Final Completion has occurred and (2) the amount, if any, required to be retained in the Galena Re-powering
Account for payment of any remaining Project Costs payable or to be paid
(including, without limitation, any amounts owed or reasonably expected to be owed to the Contractor pursuant to the terms of the Galena Re-powering
Contract), contested Project Costs or reasonable contingencies related to construction and the completion of Work under the Galena Re-powering Contract and (3) the period such amounts are anticipated to be held, and (ii) a certificate of the Independent Engineer stating that Final Completion has occurred and concurring with the amounts set forth in the Officer's Certificate to be retained in the Galena Re-powering Account and the period such amounts are anticipated to be held. On the Business Day immediately succeeding its receipt of such Officer's Certificate and the Certificate of the Independent Engineer,
the Depositary will transfer the aggregate amount in the Galena Re-powering
Account in excess of the aggregate amount, if any, the Issuer and the
Independent Engineer certify needs to remain in the Galena Re-powering Account, to the Revenue Account. Any amounts remaining in the Galena Re-powering Account following Final Completion will be transferred by the Depositary in the same manner as described in the immediately previous sentence.

                                      -19-

            (h)     (i) Thirty (30) days (or if such day is not a Business Day, on the next succeeding Business Day) after receipt by the Depositary of a notice that any Galena Re-powering Letter of Credit provider is no longer an Eligible
Letter of Credit Provider (unless the Galena Re-powering Letter of Credit issued by such Galena Re-powering Letter of Credit provider has been replaced on or before the end of such 30-day period with a new Galena Re-powering Letter of
Credit issued by an Eligible Letter of Credit Provider) or (ii) if the
Depositary has been notified by the Collateral Agent that, no later than thirty
(30) days (or if such day is not a Business Day, on the next succeeding Business
Day) prior to the stated expiration date of any Galena Re-powering Letter of
Credit, it has not received a notice that the Galena Re-powering Letter of
Credit will be extended or replaced upon its stated expiration date or upon receipt of a notice from any Galena Re-powering Letter of Credit provider that the Galena Re-powering Letter of Credit provided by such Galena Re-powering
Letter of Credit provider will not be renewed in accordance with its terms
(unless such Galena Re-powering Letter of Credit has been previously renewed, extended or replaced with a new Galena Re-powering Letter of Credit), then in each such case the Depositary shall make a drawing on such Galena Re-powering
Letter of Credit in an amount equal to the Galena Re-powering Requirement at such time minus the monies on deposit in the Galena Re-powering Account at such time. The Collateral Agent shall deposit the amounts received from such Galena
Re-powering Letter of Credit provider in payment of such drawing in the Galena
Re-powering Account to be applied in accordance with this Section 3.5.

            (i)     At 12:00 p.m. (noon) on the second (2nd) Business Day prior to any Disbursement Date, if the monies on deposit in the Galena Re-powering
Account are not anticipated to be adequate to pay the Project Costs due pursuant to the Construction Requisition related to such Disbursement Date, (i) if a
Galena Re-powering Letter of Credit is not then in effect, one (1) Business Day prior to such Disbursement Date the Depositary shall withdraw and transfer from the Distribution Account and the Distribution Suspense Account, in such order and transfer to the Galena Re-powering Account, an amount equal to the Project
Costs due on the Disbursement Date to make the payments due in respect of such
Project Costs or (ii) if a Galena Re-powering Letter of Credit is then in effect, the Depositary shall, two (2) Business Days prior to such Disbursement
Date, make a drawing on the Galena Re-powering Letter of Credit. The aggregate amount to be drawn on such Galena Re-powering Letter of Credit in accordance with the immediately preceding sentence shall be equal to the Project Costs due on such Disbursement Date minus the monies then on deposit in the Galena
Re-powering Account (or, if less, the Drawing Amount of the Galena Re-powering
Letter of Credit). The Depositary shall deposit the amounts, if any, received from the provider of such Galena Re-powering Letter of Credit to the Galena
Re-powering Account and, on the Disbursement Date utilize such amounts to pay the Project Cost subject to such Construction Requisition.

            (j)     At 12:00 p.m. (noon) on September 30, 2005, if the Initial
Galena Re-powering Account Withdrawal Conditions have not been satisfied and if a Galena Re-powering Letter of Credit is then in effect, the Depositary shall make a drawing on the Galena Re-powering Letter of Credit. The aggregate amount to be drawn on such Galena Re-powering Letter of Credit in accordance with the immediately preceding sentence shall be equal to $19,350,000 minus the monies then on deposit in the Galena Re-powering Account (or, if less, the Drawing
Amount of the Galena Re-powering Letter of Credit). The Depositary shall deposit

                                      -20-

the amounts, if any, received from the provider of such Galena Re-powering
Letter of Credit to the Galena Re-powering Account and, if as of September 30,
2005, the Initial Galena Re-powering Withdrawal Conditions remain unsatisfied, the Depositary shall transfer the amount in the Galena Re-powering Account to the Redemption Account in order to effect a Galena Re-powering Account
Redemption in accordance with Section 3.08(c) of the Indenture.

            Section 3.6   Supplemental Galena Re-powering Account. The Issuer
shall maintain a Supplemental Galena Re-powering Account, which shall be funded only with cash and on the Closing Date shall be funded in the amount of
$6,400,000. The Issuer shall use amounts on deposit in the Supplemental Galena
Re-powering Account to pay a portion of the Project Costs associated with the
Galena Re-powering. The Depositary shall periodically disburse the monies on deposit in the Supplemental Galena Re-powering Account, upon receipt by the
Depositary on or prior to the date two Business Days prior to the applicable
Disbursement Date of a Construction Requisition dated not more than ten days prior to such Disbursement Date, as set forth therein, specifying Project Costs that are due and payable or are reasonably anticipated to be due and payable within 90 days after the Disbursement Date. Except as provided in Sections
3.5(d) and (i), no amounts shall be disbursed from the Galena Re-powering
Account until all amounts on deposit in the Supplemental Galena Re-powering
Account have been utilized to pay Project Costs. Any amounts remaining in the
Supplemental Galena Re-powering Account after amounts in the Galena Re-powering
Account have been transferred to the Redemption Account in accordance with
Sections 3.5(d) and (i) will be transferred to Ormat Nevada.

            Section 3.7   Ormesa Loan Repayment Account. (a) The Issuer shall
maintain an Ormesa Loan Repayment Account, which shall, on the Closing Date, be funded in an amount equal to the Ormesa Repayment Requirement. The Ormesa Loan
Repayment Account may be funded by one or a combination of the following: (i)
cash; and (ii) an Ormesa Repayment Letter of Credit. If (1) such Ormesa
Repayment Letter of Credit is not renewed or replaced on or prior to the date 30 days prior to its date of expiration or (2) at any time the issuing bank ceases to be an Eligible Letter of Credit Provider and such Ormesa Repayment Letter of
Credit issued by such issuing bank is not replaced with an Ormesa Repayment
Letter of Credit issued by an Eligible Letter of Credit Provider within 30 days after the Collateral Agent receives notice that the issuing bank ceases to be an
Eligible Letter of Credit Provider, then in each such case the Collateral Agent will draw under the Ormesa Repayment Letter of Credit to fund the Ormesa
Repayment Requirement with cash. Interest earned on amounts on deposit in the
Ormesa Loan Repayment Account shall be retained in such account until transferred pursuant to Section 3.8(e).

            (b)     If the Ormesa Loan Repayment Account is funded with cash,
the Depositary shall, upon receipt of a Withdrawal Certificate from the Issuer, transfer such cash to Ormat Nevada or certain of its Affiliates as directed in the Withdrawal Certificate, provided, that Ormat Nevada or certain of the
Issuer's Affiliates (other than the Issuer or Subsidiaries of the Issuer)
provide an Ormesa Repayment Letter of Credit having a stated amount equal to the cash being withdrawn. If the Ormesa Loan Repayment Account is funded with an
Ormesa Repayment Letter of Credit, Ormat Nevada or certain of the Issuer's
Affiliates (other than Subsidiaries of the Issuer) will be permitted to replace the Ormesa Loan Repayment Letter of Credit with cash or another Ormesa Repayment
Letter of Credit.

                                      -21-

            (c)     In consideration of Ormesa's agreement to, on the Ormesa
Support Date, become a Guarantor of the Senior Secured Notes and to provide, on the Ormesa Support Date, Liens on its properties in favor of the Collateral
Agent, the Depositary shall on each Ormesa Payment Date, disburse the monies on deposit in the Ormesa Loan Repayment Account or draw upon the Ormesa Repayment
Letter of Credit to pay the principal, premium and interest on the Ormesa Credit
Agreement upon receipt by the Depositary, on or prior to the date two Business
Days prior to the applicable Ormesa Payment Date, of a Withdrawal Certificate dated not more than ten days prior to such Ormesa Payment Date, specifying the amount of principal, premium and interest to be paid with respect to the Ormesa
Credit Agreement and providing payment instructions directing the Depositary to pay all such amounts directly to the lender under the Ormesa Credit Agreement.
The Issuer may also use amounts in the Ormesa Loan Repayment Account to repay all amounts due and payable under the Ormesa Credit Agreement if an Event of
Loss or Event of Eminent Domain occurs with respect to Ormesa. Upon receipt of notice by the Depositary that an Event of Loss or an Event of Eminent Domain has occurred with respect to Ormesa, then, provided that the Issuer and Ormesa shall have caused the irrevocable assignment of insurance policies with respect to
Ormesa and all of their respective rights under such insurance policies and proceeds therefrom to the Collateral Agent and such policies shall provide for payment in an amount at least equal to the Ormesa Repayment Requirement at such time; within five Business Days of receipt of notice of such Event of Loss or
Event of Eminent Domain, the Depositary shall make a drawing on the Ormesa
Repayment Letter of Credit in an amount equal to the Ormesa Repayment
Requirement at such time minus monies on deposit in the Ormesa Loan Repayment
Account and amounts in any of the other accounts under the Ormesa Credit
Agreement other than the "debt service reserve account" that are available for the payment of principal, premium and interest under the Ormesa Credit
Agreement. The Depositary shall promptly utilize amounts on deposit in the
Ormesa Loan Repayment Account to repay all amounts then due and payable under the Ormesa Credit Agreement. Any insurance proceeds received by the Collateral
Agent with respect to an Event of Loss or Event of Eminent Domain with respect to Ormesa shall be deposited in the Loss Proceeds Accounts. Amounts in the
Ormesa Loan Repayment Account shall not be used to pay the principal, interest or premium, if any, on any of the Issuer's other Senior Secured Obligations or any of the Issuer's other Indebtedness.

            (d)     The Issuer shall notify the Depositary within five days of the occurrence of an Event of Loss or an Event of Eminent Domain.

            (e)     Once the Ormesa Repayment Requirement is reached, net
interest, if any, earned on amounts deposited in the Ormesa Loan Repayment
Account shall be transferred to Ormat Nevada. Amounts in the Ormesa Loan
Repayment Account, when added to the amount available to be drawn under the
Ormesa Repayment Letter of Credit, in excess of the Ormesa Repayment Requirement shall be transferred to Ormat Nevada. On the Ormesa Support Date (once Ormesa has complied with all of its obligations under the Financing Documents) all amounts on deposit in the Ormesa Loan Repayment Account shall be transferred to
Ormat Nevada. To the extent that the amount available to be drawn under the
Ormesa Repayment Letter of Credit exceeds the Ormesa Repayment Requirement, the stated amount of the Ormesa Repayment Letter of Credit may be reduced and the
Depositary shall execute all necessary documents to effectuate such reduction.

                                      -22-

            (f)     (i) Thirty (30) days (or if such day is not a Business Day, on the next succeeding Business Day) after receipt by the Depositary of a notice that any Ormesa Repayment Letter of Credit provider is no longer an Eligible
Letter of Credit Provider (unless the Ormesa Repayment Letter of Credit issued by such Ormesa Repayment Letter of Credit provider has been replaced on or before the end of such 30-day period with a new Ormesa Repayment Letter of
Credit issued by an Eligible Letter of Credit Provider) or (ii) if the
Depositary has been notified by the Collateral Agent that, no later than thirty
(30) days (or if such day is not a Business Day, on the next succeeding Business
Day) prior to the stated expiration date of any Ormesa Repayment Letter of
Credit, it has not received a notice that the Ormesa Repayment Letter of Credit will be extended or replaced upon its stated expiration date or upon receipt of a notice from any Ormesa Repayment Letter of Credit provider that the Ormesa
Repayment Letter of Credit provided by such Ormesa Repayment Letter of Credit provider will not be renewed in accordance with its terms (unless such Ormesa
Repayment Letter of Credit has been previously renewed, extended or replaced with a new Ormesa Repayment Letter of Credit), then in each such case the
Depositary shall make a drawing on such Ormesa Repayment Letter of Credit in an amount equal to the Ormesa Repayment Requirement at such time minus the monies on deposit in the Ormesa Repayment Account at such time, provided that any drawing pursuant to clause (ii) following receipt of a notice from the Ormesa
Repayment Letter of Credit provider that the Ormesa Repayment Letter of Credit provided by such Ormesa Repayment Letter of Credit provider will not be renewed in accordance with its terms shall be no earlier than thirty (30) days prior to expiration of such Ormesa Repayment Letter of Credit. The Collateral Agent shall deposit the amounts received from such Ormesa Repayment Letter of Credit provider in payment of such drawing in the Ormesa Repayment Account to be applied in accordance with this Section 3.7.

            (g)     At 12:00 p.m. (noon) on the second (2nd) Business Day prior to any Ormesa Payment Date, if the monies on deposit in the "debt payment account" and the "debt service reserve account" under the Ormesa Credit
Agreement combined with monies on deposit in the Ormesa Repayment Account and amounts in any of the other accounts under the Ormesa Credit Agreement other than the "debt service reserve account" that are available for payment of principal, premium and interest under the Ormesa Credit Agreement are not anticipated to be adequate to pay the amounts due on such Ormesa Payment Date, if an Ormesa Loan Repayment Letter of Credit is then in effect, the Depositary shall, two (2) Business Days prior to such Ormesa Payment Date, make a drawing on the Ormesa Loan Repayment Letter of Credit. The aggregate amount to be drawn on such Ormesa Loan Repayment Letter of Credit in accordance with the immediately preceding sentence shall be equal to the principal, premium and interest due with respect to the Ormesa Credit Agreement on the Ormesa Payment
Date minus the monies then on deposit in the Ormesa Loan Repayment Account and the amounts in any of the other accounts under the Ormesa Credit Agreement other than the "debt service reserve account", that are available for payment of principal, premium and interest due under the Ormesa Credit Agreement (or, if less, the Drawing Amount of the Ormesa Loan Repayment Letter of Credit). The
Depositary shall deposit the amounts, if any, received from the provider of such
Ormesa Loan Repayment Letter of Credit to the Ormesa Loan Repayment Account and,
on the Disbursement Date utilize such amounts to pay the principal, premium and interest due with respect to the Ormesa Credit Agreement on such Ormesa Payment
Date.

                                      -23-

            Section 3.8   Distribution Account. (a) The Depositary shall, at the
direction of the Issuer given pursuant to a Withdrawal Certificate of the
Issuer, make payment of any and all amounts in the Distribution Account in the following order of priority: (i) first, to any Subordinated Debt Provider in payment for any principal or interest due on any Subordinated Debt as set forth in such Officer's Certificate and (ii) second, to Ormat Nevada or such Persons as may be directed by the Issuer.

            (b)     The Distribution Account will be funded from monies
transferred from the Revenue Account as provided in Section 3.1(c). Restricted
Payments may be made only from and to the extent of monies on deposit in the
Distribution Account. Any transfer of monies from the Revenue Account to the
Distribution Account is subject to the prior satisfaction on such date of the following conditions (the "Distribution Conditions"):

            (i)     no Default or Event of Default has occurred and is
                    continuing;

            (ii)    the Debt Service Coverage Ratio for the preceding
                    twelve-month period ending on the last day of the month in which the Scheduled Payment Date relating to such
                    Distribution Date occurs taken as a single accounting period equals or exceeds 1.25 to 1.0; provided, that the Debt
                    Service Coverage Ratio shall equal or exceed 1.35 to 1.0 for any Distribution Date prior to the Ormesa Support Date (such ratio will be calculated with respect to any Distribution
                    Date prior to the first anniversary of the Closing Date
                    based on the number of Completed Quarterly Periods
                    commencing on the Closing Date and ending on the last day of the month in which the Scheduled Payment Date relating to
                    such Distribution Date occurs);

            (iii)   the projected Debt Service Coverage Ratio for the
                    twelve-month period commencing on the first day of the month immediately following the month in which the Scheduled
                    Payment Date relating to such Distribution Date occurs (or, with respect to any Distribution Date occurring within one year prior to the Final Maturity Date, for a period
                    commencing on the first day of the month immediately
                    following the month in which the Scheduled Payment Date
                    relating to such Distribution Date occurs and ending on the
                    Final Maturity Date) taken as a single accounting period
                    equals or exceeds 1.25 to 1.0;

            (iv)    the sum of the funds on deposit in the Debt Service Reserve
                    Account plus the amount available to be drawn under any Debt
                    Service Reserve Letter of Credit is at least equal to the
                    Debt Service Reserve Requirement;

            (v)     the sum of the funds on deposit in the Galena Re-powering
                    Account plus the amount available to be drawn under any
                    Galena Re-powering Letter of Credit is at least equal to the
                    Galena Re-powering Requirement;

                                      -24-

            (vi)    the sum of the funds on deposit in the Ormesa Loan Repayment
                    Account plus the amount available to be drawn under any
                    Ormesa Repayment Letter of Credit is at least equal to the
                    Ormesa Repayment Requirement;

            (vii)   the balances of all of the other Collateral Accounts are at least equal to their minimum required amounts; and

            (viii)  the Issuer certifies to the Collateral Agent and the
                    Depositary that each of the foregoing conditions has been
                    satisfied, including certification to the effect that the
                    projected Debt Service Coverage Ratio referred to in clause
                    (iii) of this Section 3.8 was calculated in good faith based on reasonable assumptions consistent with the historical
                    operation of the Projects.

            (c)     If Final Completion is not achieved prior to March 31, 2006 with respect to the Galena Re-powering or the Galena Re-powering does not result in a minimum net electrical output of 18 MW as determined in accordance with performance tests conducted pursuant to the Galena Re-powering Contract (as certified by the Independent Engineer), then from and after March 31, 2006, regardless of whether the Distribution Conditions set forth in Section 3.8(b)
have been satisfied, the Issuer shall not make any Restricted Payments until any amounts received as Performance Liquidated Damages and amounts in the
Distribution Suspense Account have been utilized to redeem Senior Secured Notes in the amounts set forth in Section 3.08(d) of the Indenture.

            (d)     If as of January 1, 2006, the Mammoth Enhancement has not
improved the net electrical output of the Mammoth Plant by at least 3.6 MW (as certified by the Independent Engineer), then from and after January 1, 2006, regardless of whether the Distribution Conditions set forth in Section 3.8(b)
have been satisfied, the Issuer shall not make any Restricted Payments until the
Issuer has utilized amounts in the Distribution Suspense Account to redeem
Senior Secured Notes in the amounts set forth in Section 3.08(e) of the
Indenture.

            (e)     Withdrawals from the Distribution Account may also be made as otherwise provided in this Depositary Agreement.

            Section 3.9   Distribution Suspense Account. Amounts on deposit in
the Distribution Suspense Account may be transferred back to the Distribution
Account when all Distribution Conditions are satisfied on or within sixty (60)
days following a Scheduled Payment Date. At any time that funds in the Revenue
Account are not sufficient to pay any amounts which are due and payable and required to be paid with the proceeds of such Collateral Account then funds in the Distribution Suspense Account shall be transferred to such Collateral
Account for application in accordance with the priorities established in Section
3.1(c). Withdrawals from the Distribution Suspense Account may also be made as otherwise provided in this Depositary Agreement.

            Section 3.10  Redemption Account. The Redemption Account shall be funded from certain proceeds received in connection with an Event of Loss, an
Event of Eminent Domain, a Title Event, a Galena Re-powering Account Redemption, a Galena Re-Powering

                                      -25-

Performance Redemption or a Mammoth Enhancement Redemption. The funds on deposit in the Redemption Account shall be used to redeem Senior Secured Obligations in accordance with Section 3.08 of the Indenture. All proceeds received in connection with an Event of Loss, an Event of Eminent Domain or a Title Event
initially shall be deposited in the Loss Proceeds Account and the Net Available
Amount of such proceeds will be transferred to the Redemption Account if not used to repair or replace the Project or remedy the title defect, as permitted under Section 3.11 hereof, and, as provided in the Financing Documents, applied to redeem the Senior Secured Notes.

            Section 3.11  Loss Proceeds Account. (a) The Issuer shall, and shall cause each of its Subsidiaries to, cause all Loss Proceeds, Title Proceeds and
Eminent Domain Proceeds received (including, without limitation, Loss Proceeds or Eminent Domain Proceeds received by Ormesa subsequent to a repayment of the
Ormesa Credit Agreement with proceeds from the Ormesa Repayment Account) to be deposited in the Loss Proceeds Account subject to disbursement for repair or replacement of the assets affected, or otherwise, as follows:

            (i)     If the Issuer or any Subsidiaries of the Issuer certifies to the Depositary that the affected portion of a Project is not capable of being rebuilt or replaced to permit operation on a commercially reasonable basis, or if the Issuer or any of its Subsidiaries, determine that the Loss Proceeds and
                    Eminent Domain Proceeds, together with any other amounts
                    available for such rebuilding or replacement, are not
                    sufficient to permit such rebuilding or replacement, and if the aggregate Loss Proceeds or Eminent Domain Proceeds are in excess of $5.0 million, the Depositary will transfer the
                    Net Available Amount of such Loss Proceeds and Eminent
                    Domain Proceeds to the Redemption Account in accordance with the Indenture and this Depositary Agreement and the amount representing the Collection Expenses shall be transferred to the Revenue Account. If such Loss Proceeds or Eminent Domain
                    Proceeds are equal to or less than $5.0 million, all such
                    amounts shall be transferred to the Revenue Account.

            (ii)    If the Issuer or any of its Subsidiaries certifies to the
                    Depositary that it has determined not to rebuild, repair or restore all or a portion of a Project and if the aggregate
                    Loss Proceeds or Eminent Domain Proceeds are in excess of
                    $5.0 million, the Depositary shall withdraw and transfer to the Redemption Account the Net Available Amount of the Loss
                    Proceeds or Eminent Domain Proceeds and the amount
                    representing the Collection Expenses shall be transferred to the Revenue Account. If only a portion of the applicable
                    Project is capable of being rebuilt or replaced, and if the aggregate Loss Proceeds or Eminent Domain Proceeds are in
                    excess of $5.0 million, the Depositary shall transfer the
                    Net Available Amount of the Loss Proceeds and Eminent Domain
                    Proceeds in excess of the cost of repairing or replacing the applicable Project to the Redemption Account in accordance with the Indenture and this Depositary Agreement and the
                    amount representing the Collection Expenses shall be
                    transferred to the

                                      -26-

                    Revenue Account. If such Loss Proceeds or Eminent Domain
                    Proceeds are equal to or less than $5.0 million, all such
                    amounts shall be transferred to the Revenue Account.

            (b)     (1) In the event that the Issuer or any of its Subsidiaries has determined to rebuild, repair or restore all or a portion of the Project, upon delivery to the Depositary of an Officer's Certificate of the Issuer
certifying that all or a portion, as applicable, of the Project will be rebuilt, repaired or restored on a commercially reasonable basis and the Net Available
Amount of the Loss Proceeds or the Eminent Domain Proceeds, together with any other amounts available to the Issuer or its Subsidiaries for such rebuilding, repair or restoration are sufficient to permit such rebuilding, repair or restoration, the Depositary shall transfer the Net Available Amount of such Loss
Proceeds or Eminent Domain Proceeds, as the case may be, in the Loss Proceeds
Account to the Restoration Sub-Account. Amounts held in the Restoration
Sub-Account shall be applied solely for the payment of the costs of rebuilding, restoration or repair of the Project as set forth below or as otherwise contemplated herein. If the amount deposited in the Restoration Sub-Account with respect to any Event of Loss or Event of Eminent Domain exceeds $5,000,000 per
Event of Loss or Event of Eminent Domain, the Issuer shall deliver to the
Depositary and the Trustee (x) a restoration budget (as amended, modified or supplemented from time to time, the "Restoration Budget") prepared by the Issuer identifying all categories and approximate amounts reasonably anticipated to be incurred in connection with the rebuilding, restoration or repair, together with a statement of uses of proceeds of the Restoration Sub-Account and any other monies necessary to complete the rebuilding, restoration or repair and (y) a restoration progress payment schedule (as amended, modified or supplemented from time to time, the "Restoration Progress Payment Schedule") determined by the
Issuer for the projected requisitions to be made from the Restoration
Sub-Account. The Depositary shall have no obligation to review the Restoration
Budget or the Restoration Progress Payment Schedule, but shall hold such documents for the benefit of the Holders.

                    (2)   Before any withdrawal or transfer shall be made from
      the Restoration Sub-Account, there shall be filed with the Depositary with respect to each Disbursement Date:

                    (I)   a requisition from the Issuer substantially in the
            form attached hereto as Appendix C (a "Restoration Requisition"), dated not more than three (3) Business Days prior to such
            Disbursement Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by an Authorized
            Representative of the Issuer;

                    (II)  if the amount requested in any consecutive
            twelve-month period with respect to any Event of Loss or Event of
            Eminent Domain exceeds $10,000,000 in the aggregate, an Independent
            Engineer's Certificate substantially in the form attached hereto as
            Exhibit I to Appendix C, dated not more than three (3) Business Days prior to the Disbursement Date; and

                    (III) if clause (II) above does not apply, the
            Restoration Requisition shall so state.

                                      -27-

                    (3)   On the Disbursement Date referred to in Section
3.11(b)(2) or as soon thereafter as practicable following receipt of the documents described in Sections 3.11(b)(2)(I) through (III) above, the
Depositary shall withdraw and transfer from the Restoration Sub-Account and shall pay to the Issuer or to Persons directed by it in writing the amounts set forth in the Restoration Requisition.

                    (4)   (i) Upon completion of any rebuilding, restoration or
repair of all or a portion of the Project, there shall be filed with the
Depositary an Officer's Certificate of the Issuer certifying that the completion of the rebuilding, restoration or repair has been performed in accordance with standard industry practices and the amount, if any, required in its opinion to be retained in the Restoration Sub-Account for the payment of any remaining costs of rebuilding, restoration or repair not then due and payable or the liability for payment of which is being contested or disputed by the Issuer and for the payment of reasonable contingencies following completion of the rebuilding, restoration or repair. Upon receipt of such Officer's Certificate, the Depositary shall transfer first the amount remaining in the Restoration
Sub-Account in excess of the amounts to remain in the Restoration Sub-Account as stated in such Officer's Certificate, to the Issuer or to Persons directed by it in writing to the extent of any amounts which have been expended in connection with such rebuilding, restoration or repair (as set forth in such Officer's
Certificate) and not previously reimbursed and second, segregate the remaining excess in the Restoration Sub-Account from any other amounts therein. If such remaining excess exceeds $5,000,000, the Depositary shall transfer all of such monies in the Restoration Sub-Account to the Redemption Account for application pursuant to Section 3.10. If such remaining excess is equal to or less than
$5,000,000, the Depositary shall transfer all of such monies in the Restoration
Sub-Account to the Revenue Account. Thereafter, upon receipt of an Officer's
Certificate of the Issuer certifying payment of all costs of rebuilding, restoration or repair of the Project, the Depositary shall transfer any amounts remaining in the Restoration Sub-Account to the Revenue Account.

            (ii)    All Title Event Proceeds received by the Issuer or any of
its Subsidiaries shall be deposited in the Title Event Sub-Account of the Loss
Proceeds Account. The Depositary shall separately segregate such Title Event
Proceeds for distribution in the manner set forth below:

                    (A)   Title Event Proceeds in respect of any particular
            Title Event shall be applied in an effort to remedy the Title Event and for payment of expenses incurred in connection therewith, as set forth below.

                    (B)   Before any withdrawal and transfer shall be made
            from the Title Event Sub-Account, there shall be filed with the
            Depositary with respect to each Disbursement Date a requisition from the Issuer substantially in the form attached hereto as Appendix D
            (a "Title Event Requisition"), dated not more than three (3)
            Business Days prior to such Disbursement Date as set forth therein on which such withdrawal and transfer is requested to be made, signed by an Authorized Representative of the Issuer.

                                      -28-

                    (C)   On the Disbursement Date referred to in Section
            3.11(b) (2) or as soon thereafter as practicable following receipt of the Title Event Requisition described in Section
            3.11(b)(4)(ii)(B) above, the Depositary shall withdraw and transfer from the Title Event Sub-Account and shall pay to the Issuer or
            Persons directed by it in writing the amounts set forth in such
            Title Event Requisition.

                    (D)   Upon completion of the effort to remedy the Title
            Event there shall be filed with the Depositary an Officer's
            Certificate of the Issuer certifying the result of the effort to remedy the Title Event and the amount, if any, required in its opinion to be retained in the Title Event Sub-Account for the payment of any remaining expenses. Upon receipt of the documents described in the immediately preceding sentence, the Depositary shall, first, transfer the amount remaining in the Title Event
            Sub-Account in excess of the amounts to remain in the Title Event
            Sub-Account as stated in the Officer's Certificate of the Issuer, to the Issuer or Persons directed by it in writing to the extent of any amounts expended in connection with such effort to remedy and not previously reimbursed and second, segregate the remainder in the
            Title Event Sub-Account from any other amounts therein. The
            Depositary shall transfer all of such monies in the Title Event
            Sub-Account to the Redemption Account for application pursuant to
            Section 3.10 (if such monies exceed $5,000,000) or to the Revenue
            Account (if such monies are equal to or less than $5,000,000).
            Thereafter, upon receipt of an Officer's Certificate of the Issuer certifying payment of all costs of remedying the Title Event, the
            Depositary shall transfer any amounts remaining in the Title Event
            Sub-Account to the Revenue Account.

            Section 3.12  Investment of Accounts. Amounts deposited in the
Collateral Accounts under this Depositary Agreement, shall at the Issuer's written request and direction, be invested by this Depositary in Permitted
Investments. Such investments will generally mature in such amounts and not later than such times as may be necessary to provide monies when needed to make payments from such monies as provided in this Depositary Agreement. Except as otherwise provided herein, net interest or gain received, if any, from such investments shall be deposited into the Revenue Account. Any loss shall be charged to the applicable Account. Absent written instructions from the Issuer, the Depositary shall invest the amounts held in the Collateral Accounts under this Depositary Agreement in Permitted Investments described in clause (vii) of such definition. So long as an outstanding balance remains in any of the
Collateral Accounts under this Depositary Agreement, the Depositary will provide the Issuer with monthly statements showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available in each such Collateral Account.

            Section 3.13  Disposition of Accounts Upon Debt Termination Date. In
the event that the Depositary shall have received a certificate from the
Collateral Agent stating that the Debt Termination Date shall have occurred, all
Administrative Costs of which the Collateral Agent is aware shall have been paid in full and all fees, charges and expenses of the Independent Consultants and all other amounts required to be paid hereunder and under the other Financing
Documents of which the Collateral Agent is aware shall have been paid in full, all amounts remaining in the Collateral Accounts and any letters of credit or guaranties shall, upon receipt of

                                      -29-

a certificate from the Collateral Agent authorizing such payments from the
Collateral Accounts, be remitted to or as directed by the Issuer or as otherwise directed by the Issuer.

            Section 3.14  Collateral Account Balance Statements. The Depositary
shall, on a monthly basis and at such other times as any Facility Agent or the
Issuer may from time to time reasonably request, provide to such Facility Agent and the Issuer, fund balance statements in respect of each of the Collateral
Accounts, sub-accounts and amounts segregated in any of the Collateral Accounts.
Such balance statement shall also include deposits, withdrawals and transfers from and to any Collateral Account and sub-accounts.

            Section 3.15  Events of Default. (a) On and after any date on which the Depositary receives written notice from any Facility Agent that an Event of
Default has occurred and is continuing and the Senior Secured Notes have been accelerated or on and after any date on which the Depositary receives written notice from any Facility Agent that a Project Acceleration Event has occurred and is continuing and the Collateral Agent so directs the Depositary (the date of receipt of such notice, the "Trigger Event Date"), notwithstanding anything to the contrary contained herein, the Depositary shall thereafter accept all notices and instructions required to be given to the Depositary pursuant to the terms of this Depositary Agreement only from the Collateral Agent and not from any other Person and the Depositary shall not withdraw, transfer, pay or otherwise distribute any monies in any of the Collateral Accounts except pursuant to such notices and instructions from the Collateral Agent unless such
Project Acceleration Event has been waived or cured, in which event the terms of this provision will be inapplicable to such Project Acceleration Event.

            (b)     On the Trigger Event Date, the Depositary shall render an
accounting of all monies in the Collateral Accounts as of the Trigger Event Date
to each Facility Agent.

            (c)     The proceeds of any sale, disposition or other realization with respect to Collateral shall be applied to the payment of obligations owed to the parties for whose benefit the specific Collateral was held in accordance with Section IV of the Collateral Agency Agreement; provided that in the event such monies are insufficient to pay the obligations owed to the Secured Parties, distribution of monies shall be made ratably to the Secured Parties based on the respective amounts owed such recipients.

            (d)     Promptly but in any case within one (1) Business Day after the acceleration of Senior Secured Notes, the Depositary shall make a drawing on any Debt Service Reserve Letter of Credit in an amount equal to the Drawing
Amount of such Debt Service Reserve Letter of Credit. The Depositary shall deposit the amounts received from such drawing in the Debt Service Reserve
Account for distribution to the Trustee in accordance with Section 3.15(c).

            Section 3.16  Payments. The Issuer hereby instructs the Collateral
Agent and the Depositary to make all payments to be made in respect of the
Senior Secured Notes hereunder directly to the Trustee for deposit in accordance with the instructions set forth in Schedule I hereto and the Collateral Agent and the Depositary hereby acknowledge receipt of such instruction.

                                      -30-

                                   ARTICLE IV

                                   DEPOSITARY

            Section 4.1   Appointment of Depositary, Powers and Immunities. The
Issuer, the Guarantors and the Collateral Agent, on behalf of the Secured
Parties, hereby appoint the Depositary to act as its agent hereunder, with such powers as are expressly delegated to the Depositary by the terms of this
Depositary Agreement, together with such other powers as are reasonably incidental thereto. The Depositary shall not have any duties or responsibilities except those expressly set forth in this Depositary Agreement and no implied duties or covenants shall be read against the Depositary. Without limiting the generality of the foregoing, the Depositary shall take all actions as the
Collateral Agent shall direct it to perform in accordance with the express provisions of this Depositary Agreement. Notwithstanding anything to the contrary contained herein, the Depositary shall not be required to take any action which is contrary to this Depositary Agreement or Applicable Law. Neither the Depositary nor any of its Affiliates shall be responsible to the Secured
Parties for any recitals, statements, representations or warranties made by the
Issuer or any Guarantor contained in this Depositary Agreement or any other
Project Document or Financing Document or in any certificate or other document referred to or provided for in, or received by any Secured Party under, the
Indenture, this Depositary Agreement or any other Project Document or Financing
Document for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Depositary Agreement or any other Project Document or any other document referred to or provided for herein or therein or for any failure by the Issuer or any Guarantor to perform its obligations hereunder or thereunder. The Depositary shall not be required to ascertain or inquire as to the performance by the Issuer or any Guarantor of any of its obligations under the Indenture, any other Financing Document, this Depositary Agreement or any other document or agreement contemplated hereby or thereby. The Depositary shall not be (a) required to initiate or conduct any litigation or collection proceeding hereunder or under any other Security Document or (b) responsible for any action taken or omitted to be taken by it hereunder (except for its own gross negligence or willful misconduct) or in connection with any other Security
Document. Except as otherwise provided under this Depositary Agreement, the
Depositary shall take action under this Depositary Agreement only as it shall be directed in writing. Whenever in the administration of this Depositary Agreement the Depositary shall deem it necessary or desirable that a factual matter be proved or established in connection with the Depositary taking, suffering or omitting to take any action hereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a Responsible Officer of the Issuer or any Guarantor or the Collateral Agent, if appropriate. The
Depositary shall have the right at any time to seek instructions concerning the administration of this Depositary Agreement from the Collateral Agent, the
Issuer or any Guarantor or any court of competent jurisdiction. The Depositary shall have no obligation to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder. The
Depositary shall not be liable for any error of judgment made in good faith by an officer or officers of the Depositary, unless it shall be conclusively determined by a court of competent jurisdiction that the Depositary was grossly negligent in ascertaining the pertinent facts. The Depositary may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, custodians or nominees appointed with due

                                      -31-

care, and shall not be responsible for any willful misconduct or gross negligence on the part of, or for the supervision of, any agent, attorney, custodian or nominee so appointed. Neither the Depositary nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted under this Agreement or in connection therewith except to the extent caused by the Depositary's negligence or willful misconduct, as determined by the final judgment of a court of competent jurisdiction, no longer subject to appeal or review. The Depositary shall not be deemed to have knowledge of a
Project Acceleration Event unless a Responsible Officer of the Depositary shall have received written notice thereof.

            Section 4.2   Reliance by Depositary. The Depositary shall be
entitled to conclusively rely upon and shall not be bound to make any investigation into the facts or matters stated in any certificate, certificate of a Responsible Officer of the Issuer or a Guarantor, Independent Engineer's
certificate, Collateral Agent's certificate or any other notice or other document (including any cable, telegram, telecopy or telex) believed by it to be genuine and to have been signed or sent by or on behalf of the proper Person or
Persons, and upon advice and statement of legal counsel, independent accountants and other experts selected by the Depositary and shall have no liability for its actions taken thereupon, unless due to the Depositary's willful misconduct or negligence. Without limiting the foregoing, the Depositary shall be required to make payments to the Secured Parties only as set forth herein. The Depositary shall be fully justified in failing or refusing to take any action under this
Depositary Agreement (i) if such action would, in the reasonable opinion of the
Depositary, be contrary to applicable Government Rules or the terms of this
Depositary Agreement, (ii) if such action is not specifically provided for in this Depositary Agreement, it shall not have received any such advice or concurrence of the Collateral Agent as it deems appropriate or (iii) if, in connection with the taking of any such action that would constitute an exercise of remedies under this Depositary Agreement (whether such action is or is intended to be an action of the Depositary or the Collateral Agent), it shall not first be indemnified to its satisfaction by the Secured Parties (other than the Trustee (in its individual capacity) or the Collateral Agent (in its individual capacity) or any other agent or trustee under any of the Financing
Documents (in their respective individual capacities)) against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Depositary shall in all cases be fully protected in acting, or in refraining from acting, under this Depositary
Agreement in accordance with a request of the Collateral Agent or one or more other Secured Parties, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Secured Parties.

            Section 4.3   Court Orders. The Depositary is hereby authorized, in
its exclusive discretion, to obey and comply with all writs, orders, judgments or decrees issued by any court or administrative agency affecting any money, documents or things held by the Depositary. The Depositary shall not be liable to any of the parties hereto or any of the Secured Parties or their successors, heirs or personal representatives by reason of the Depositary's compliance with such writs, orders, judgments or decrees, notwithstanding such writ, order, judgment or decree is later reversed, modified, set aside or vacated.

            Section 4.4   Resignation or Removal. Subject to the appointment and
acceptance of a successor Depositary as provided below, the Depositary may resign at any time by giving thirty (30) days' written notice thereof to the
Collateral Agent and each Facility Agent,

                                      -32-

the Issuer and the Guarantors, provided that in the event the Depositary is also the Collateral Agent and the Trustee, it must also at the same time resign as the Collateral Agent and the Trustee. The Depositary may be removed at any time with or without cause by the Collateral Agent. So long as no Project
Acceleration Event shall have then occurred and be continuing, the Issuer and the Guarantors shall have the right to remove the Depositary for cause upon sixty (60) days' notice to the Depositary and the Collateral Agent. In the event that the Depositary shall decline to take any action without first receiving adequate indemnity from the Issuer, the Guarantors or the Secured Parties and, having received an indemnity, shall continue to decline to take such action, the
Issuer, the Guarantors and the Collateral Agent shall be deemed to have sufficient cause to remove the Depositary. Notwithstanding anything to the contrary, no resignation or removal of the Depositary shall be effective until:
(i) a successor Depositary is appointed in accordance with this Section 4.4,
(ii) resigning or removed Depositary has transferred to its successor all of its rights and obligations in its capacity as the Depositary under this Depositary
Agreement and the other Transaction Documents, and (iii) the successor
Depositary has executed and delivered an agreement to be bound by the terms hereof and the other Transaction Documents to which such Depositary is intended to be a party and perform all duties required of the Depositary hereunder and under the other Transaction Documents. Within thirty (30) days of receipt of a written notice of any resignation or removal of the Depositary, so long as no
Project Acceleration Event shall have then occurred and be continuing, the
Issuer and the Guarantors shall appoint a successor Depositary reasonably acceptable to the Required Secured Parties; provided, that if the Required
Secured Parties do not confirm such acceptance or reject such appointee in writing within thirty (30) days following selection of such successor by the
Issuer and the Guarantors, then they shall be deemed to have given acceptance thereof and such successor shall be deemed appointed as the Depositary hereunder. If no successor Depositary shall have been appointed by the Issuer and the Guarantors and shall have accepted such appointment within 30 days after the retiring Depositary's giving of notice of resignation or the removal of the retiring Depositary or if a Project Acceleration Event shall have then occurred and be continuing, then the retiring Depositary may apply to a court of competent jurisdiction to appoint a successor Depositary, which shall be a bank or trust company which has an office in New York, New York and that has a combined capital surplus of at least $50,000,000 or at least $10,000,000 and is a wholly owned subsidiary of a bank or trust company that has a combined capital surplus of at least $50,000,000 and is reasonably acceptable to the Required
Secured Parties; provided, that if the Required Secured Parties do not confirm such acceptance or reject such appointee in writing within thirty (30) days following selection of such successor by the retiring Depositary, then they shall be deemed to have given acceptance thereof and such successor shall be deemed appointed as the Depositary hereunder. Upon the acceptance of any appointment as Depositary hereunder by the successor Depositary, (a) such successor Depositary shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Depositary, and the retiring Depositary shall be discharged from its duties and obligations hereunder and (b) the retiring Depositary shall promptly transfer all monies and
Permitted Investments within its possession or control to the possession or control of the successor Depositary and shall execute and deliver such notices, instructions and assignments as may be necessary or desirable to transfer the rights of the Depositary with respect to the monies and Permitted Investments to the successor Depositary. After the retiring Depositary's resignation or removal hereunder as Depositary, the provisions of this Article IV and of Article V shall continue in effect for its benefit in respect of any actions taken or omitted to be

                                      -33-

taken by it while it was acting as Depositary. Any corporation into which the
Depositary may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Depositary shall be a party, or any corporation succeeding to the business of the Depositary shall be the successor of the Depositary hereunder without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding.

                                    ARTICLE V

                         EXPENSES; INDEMNIFICATION; FEES

            Section 5.1   Expenses. Subject to the terms of the agreement
referenced in Section 5.3, the Issuer and the Guarantors jointly and severally agree to pay or reimburse all reasonable out-of-pocket expenses of the
Depositary (including reasonable fees and expenses for legal services) in respect of, or incident to, the administration or enforcement of any of the provisions of this Depositary Agreement or in connection with any amendment, waiver or consent relating to this Depositary Agreement.

            Section 5.2   Indemnification. The Issuer and the Guarantors,
jointly and severally, agree to indemnify the Depositary in its capacity as such and, in their capacity as such, its officers, directors, shareholders, controlling persons, employees, agents and servants (each an "Indemnified
Depositary Party") from and against any and all claims, losses, liabilities and expenses (including the reasonable fees and expenses of counsel) growing out of or resulting from this Depositary Agreement (including, without limitation, performance under or enforcement of this Depositary Agreement, but excluding any such claims, losses or liabilities resulting from the Indemnified Depositary
Party's negligence or willful misconduct). This indemnity shall survive the termination of this Depositary Agreement, and the resignation or removal of the
Depositary.

            Section 5.3   Fees. On the Closing Date, and on each anniversary of
the Closing Date up to and including the Debt Termination Date, the Issuer and the Guarantors shall pay the Depositary an annual fee in an amount mutually agreed on in a separate agreement between the Issuer and the Guarantors and the
Depositary. The Depositary shall invoice the Issuer who will pay or arrange payment by the Guarantors of such invoice. The payment of the Depositary's reasonable out-of-pocket expenses (including the reasonable fees and expenses of counsel) for its administration of any provisions of this Depositary Agreement shall be subject to the terms of such separate agreement.

                                   ARTICLE VI

                                  MISCELLANEOUS

            Section 6.1   Amendments; Etc. No amendment or waiver of any
provision of this Depositary Agreement nor consent to any departure by the
Issuer or the Guarantors herefrom shall in any event be effective unless the same shall be in writing and signed by each of the

                                      -34-

parties hereto. Any such amendment, waiver or consent shall be effective only in the specific instance and for the specified purpose for which given.

            Section 6.2   Future Projects. If at any time, the Issuer or any
Guarantor acquires that portion of the Capital Stock of Mammoth-Pacific, L.P.
that it does not own as of the Closing Date or the Issuer or any Guarantor
otherwise controls 100% of the Mammoth Project, the Issuer shall cause the relevant Subsidiary to become a party to this Depositary Agreement and shall cause such Guarantor to deposit all revenues received with respect to such
Project, with the Depositary in accordance with the terms of the Indenture. In addition, if the Issuer or any Guarantor acquires a Qualified Project shall become a party to this Depositary Agreement and shall cause such Guarantor to deposit all revenues with respect to such Qualified Project with the Depositary in accordance with the terms of the Indenture.

            Section 6.3   Addresses for Notices. All notices, requests and other
communications provided for hereunder shall be in writing and, except as otherwise required by the provisions of this Depositary Agreement, shall be sufficiently given and shall be deemed given when personally delivered or, if mailed by registered or certified mail, postage prepaid, or sent by overnight delivery or telecopy, upon receipt by the addressee, in each case addressed to the parties as follows (or such other address as shall be designated by such party in a written notice to each other party):

ISSUER OR ANY GUARANTOR:  Ormat Funding Corp.
                          Ormat Funding Corp.
                          980 Greg Street
                          Sparks, Nevada 89431
                          Tel: (775) 356-9029
                          Fax: (775) 356-9039
                          Attention: President

                          with a copy to:

                          Latham & Watkins LLP
                          701 "B" Street
                          Suite 2100
                          San Diego, CA 92101
                          Tel: (619) 238-2869
                          Fax: (619) 696-7419
                          Attn: Andrew Singer, Esq.

COLLATERAL AGENT:         Union Bank of California, N.A.
                          as Collateral Agent
                          475 Sansome Street, 12th Floor
                          San Francisco, CA 94111
                          Attention: Corporate Trust Department
                          Tel: (415) 296-6754
                          Fax: (415) 296-6757

                                      -35-

DEPOSITARY AND
SECURITIES INTERMEDIARY:  Union Bank of California, N.A.
                          as Depositary and Securities Intermediary
                          475 Sansome Street, 12th Floor
                          San Francisco, CA 94111
                          Attention: Corporate Trust Department
                          Tel: (415) 296-6754
                          Fax: (415) 296-6757

            Section 6.4   Governing Law. This Depositary Agreement, including
all matters of construction, validity, performance and the creation, validity, enforcement or priority of the lien of, and security interests created by, this
Depositary Agreement in or upon the Accounts shall be governed by the laws of the State of New York, without reference to conflicts of law that would cause the application of the laws of another jurisdiction.

            Section 6.5   Headings. Headings used in this Depositary Agreement
are for convenience of reference only and do not constitute part of this
Depositary Agreement for any purpose.

            Section 6.6   No Third Party Beneficiaries. The agreements of the
parties hereto are solely for the benefit of the Issuer, the Guarantors and the
Secured Parties and their respective successors and assigns and no Person (other than the parties hereto and such Secured Parties) shall have any rights hereunder.

            Section 6.7   No Waiver. No failure on the part of the Depositary,
the Collateral Agent or any of the Secured Parties or any of their nominees or representatives to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by the Depositary, the
Collateral Agent or any of the Secured Parties or any of their nominees or representatives of any right, power or remedy hereunder preclude any other or future exercise thereof or the exercise of any other right, power or remedy, nor shall any waiver of any single Project Default, Project Acceleration Event or other breach or default be deemed a waiver of any other Project Default, Project
Acceleration Event or other breach or default theretofore or thereafter occurring. All remedies either under this Depositary Agreement or by law or otherwise afforded to any Secured Party shall be cumulative and not alternative.

            Section 6.8   Severability. If any provision of this Depositary
Agreement or the application thereof shall be invalid or unenforceable to any extent, (a) the remainder of this Depositary Agreement and the application of such remaining provisions shall not be affected thereby and (b) each such remaining provision shall be enforced to the greatest extent permitted by law.

            Section 6.9   Successors and Assigns. All covenants, agreements,
representations and warranties in this Depositary Agreement by each party hereto shall bind and, to the extent permitted hereby, shall inure to the benefit of and be enforceable by their respective successors and assigns, whether so expressed or not.

                                      -36-

            Section 6.10  Execution in Counterparts. This Depositary Agreement
may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            Section 6.11  Consequential Damages. In no event (other than with respect to its own negligence or willful misconduct) shall the Depositary be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.

            Section 6.12  Limitation of Liability. Notwithstanding anything to the contrary contained in this Depositary Agreement and the Transaction
Documents, no past, present or future officer, director, employee, incorporator, shareholder, partner, member or agent of the Issuer or a Guarantor nor any
Affiliate of any such party (other than the Issuer or a Guarantor)
(collectively, the "Nonrecourse Parties") shall be personally liable under this
Depositary Agreement for the payment of any sums or for the performance of any obligation contained in this Depositary Agreement. Depositary agrees that its rights shall be limited to proceeding against the Issuer and the Guarantors and the security provided or intended to be provided pursuant to the Security
Documents and that it shall have no right to proceed against any of the
Nonrecourse Parties for (a) the satisfaction of any monetary obligation of, or enforcement of any monetary claim against, the Issuer or any Guarantor, (b) the performance of any obligation, covenant or agreement arising under this
Depositary Agreement, or (c) any deficiency judgment remaining after foreclosure of any property securing the obligations hereunder; provided that (a) the foregoing provisions of this Section 6.12 shall not constitute a waiver, release or discharge of any of the indebtedness, or of any of the terms, covenants, conditions or provisions of this agreement or any Financing Document and the same shall continue until fully paid, discharged, observed or performed; (b) the foregoing provisions of this Section 6.12 shall not limit or restrict the right of the Collateral Agent or any other Secured Party to name the Issuer, a
Guarantor or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Depositary Agreement or any other Financing Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Nonrecourse Party, except as set forth in this Section 6.12; (c) the foregoing provisions of this Section
6.12 shall not in any way limit or restrict any right or remedy of Depositary,
Collateral Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and all of the Nonrecourse
Parties shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation, or misappropriation of any revenues derived from the Project and the proceeds thereof or any other earnings, revenues, rents, issues, profits or proceeds that are subject to the Security Documents that should or would have been paid as provided therein or paid or delivered to the Depositary, the
Collateral Agent or any other Secured Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Depositary
Agreement or any other Financing Document; (d) the foregoing provisions of this
Section 6.12 shall not affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the Project made by any of the Nonrecourse

                                      -37-

Parties or any security granted by the Nonrecourse Parties as security for the obligations of the Issuer and the Guarantors; and (e) nothing contained herein shall limit the liability of (i) any Person who is a party to any Project
Document or has issued any certificate or statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Document, certificate or statement, or (ii) any Person rendering a legal opinion, in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced instrument, agreement or opinion.

            Section 6.13  Regarding the Collateral Agent. The Collateral Agent
shall be afforded all of the rights, powers, protections, immunities and indemnities set forth in the Security Agreement and the Collateral Agency
Agreement as if the same were specifically set forth herein.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                      -38-

            IN WITNESS WHEREOF, the parties hereto have caused this Deposit and
Disbursement Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                      ORMAT FUNDING CORP.

                                      By: /s/ Yehudit Bronicki
                                          --------------------------------
                                          Name: Yehudit Bronicki
                                          Title: President and Secretary

                                      BRADY POWER PARTNERS,

                                      By: ORNI 1 LLC,
                                          a Delaware limited liability company
                                          Its: General Partner

                                          By: ORMAT FUNDING CORP.,
                                              a Delaware corporation
                                              Its: Sole Member and Manager

                                      By: /s/ Yehudit Bronicki
                                          -----------------------------------
                                          Name: Yehudit Bronicki
                                          Title: President and Secretary

                                      STEAMBOAT GEOTHERMAL LLC

                                      By: ORNI 7 LLC,
                                          a Delaware limited liability company
                                          Its: General Partner

                                          By: ORMAT FUNDING CORP.,
                                              a Delaware corporation
                                              Its: Sole Member and Manager

                                      By: /s/ Yehudit Bronicki
                                          -----------------------------------
                                          Name: Yehudit Bronicki
                                          Title: President and Secretary

                                      STEAMBOAT DEVELOPMENT CORPORATION

                                      By: /s/ Yehudit Bronicki
                                          -----------------------------------
                                          Name:
                                          Title:

                                      ORMAMMOTH INC.

                                      By: /s/ Yehudit Bronicki
                                          -----------------------------------
                                          Name: Yehudit Bronicki
                                          Title: President and Secretary

                                      ORNI 1 LLC

                                      By: ORMAT FUNDING CORP.,
                                          a Delaware corporation
                                          Its: Sole Member and Manager

                                      By: /s/ Yehudit Bronicki
                                          -----------------------------------
                                          Name: Yehudit Bronicki
                                          Title: President and Secretary

                                      ORNI 2 LLC

                                      By: ORMAT FUNDING CORP.,
                                          a Delaware corporation
                                          Its: Sole Member and Manager

                                      By: /s/ Yehudit Bronicki
                                          -----------------------------------
                                          Name: Yehudit Bronicki
                                          Title: President and Secretary

                                      ORNI 7 LLC

                                      By: ORMAT FUNDING CORP.,
                                          a Delaware corporation
                                          Its: Sole Member and Manager

                                      By: /s/ Yehudit Bronicki
                                          -----------------------------------
                                          Name: Yehudit Bronicki
                                          Title: President and Secretary

                                      UNION BANK OF CALIFORNIA, N.A.,
                                          as Collateral Agent

                                      By: /s/ Sonia N. Flores
                                          -----------------------------------
                                          Name: Sonia N. Flores
                                          Title: Vice President

                                      UNION BANK OF CALIFORNIA, N.A.,
                                          as Depositary and Securities
                                          Intermediary

                                      By: /s/ Sonia N. Flores
                                          -----------------------------------
                                          Name: Sonia N. Flores
                                          Title: Vice President

                                                                   Schedule I to
                                                            Depositary Agreement

                              PAYMENT INSTRUCTIONS

            (i)     All payments in respect of the Senior Secured Notes shall be paid to the Trustee to:

            NAME OF BANK:             Union Bank of California, N.A.

            CITY, STATE:              San Francisco, CA
            ABA NUMBER:               122000496
            ACCOUNT NAME:             Ormat Funding Corp. - Trustee
            ACCOUNT NUMBER:           TRUSDG 6711724200
            BBK-ATTN:
            ATTN:                     Trust Department San Diego, BR263

                                                                   Appendix A to
                                                            Depositary Agreement

      FORM OF GALENA RE-POWERING ACCOUNT OFFICER'S CERTIFICATE [NO. __]
Union Bank of California, N.A., as Depositary
475 Sansome Street, 12th Floor
San Francisco, CA 94111
Attention: Corporate Trust Department
Tel: (415) 296-6754
Fax: (415) 296-6757

Dear [____]:

            Pursuant to Section 3.5(f)(ii) of that certain Deposit and
Disbursement Agreement, dated as of February 13, 2004 (the "Depositary
Agreement"), among Ormat Funding Corp., a corporation organized and existing under the laws of the State of Delaware (the "Issuer"), and Brady Power
Partners, Steamboat Geothermal LLC, Steamboat Development Corp., OrMammoth Inc.,
ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC (collectively, the "Guarantors") and Union
Bank of California, N.A., in its capacity as Collateral Agent, and Union Bank of
California, N.A., in its capacity as depositary and as securities intermediary thereunder, each of the Issuer and ORNI 7 LLC hereby certifies that the items described in items (a) through (m), inclusive, below are true and correct. All capitalized terms used but not defined herein shall have the meanings given to them in the Depositary Agreement or the Indenture, dated as of February 13,
2004, among the Issuer, the Guarantors and Union Bank of California, N.A., in
its capacity as trustee for the holders from time to time of all the Issuer's 8
1/4% senior secured notes due 2020 (the "Holders"), as appropriate.

            a.  The Initial Galena Re-powering Withdrawal Conditions have been satisfied.

            b.  Immediately prior to and immediately after the withdrawal from the Galena Re-powering Account on the requested Disbursement
                Date (the "Withdrawal"), (1) no Default or Event of Default will have occurred and be continuing, and all conditions under
                Section 3.5 of the Depositary Agreement applicable with respect to the Withdrawal have been satisfied in full, and (2) no
                Default under the Galena Re-powering Contract or the Project
                Contracts (as defined in the Galena Re-powering Contract) shall have occurred and be continuing.

            c.  Neither ORNI 7 LLC nor its Affiliates have created or permitted to exist any Lien on any of its properties or assets with
                respect to the Galena Re-Powering, other than Permitted Liens.

            d.  No event of force majeure or other event or condition exists which permits or requires any party to the Galena Re-powering
                Contract or the Project Contracts (as defined in the Galena
                Re-powering Contract) to cancel, suspend or terminate its
                performance thereunder in accordance with the terms thereof or which could excuse any such party from liability for
                non-performance thereunder, unless

                (i)the parties to any such agreement shall have waived such right or requirement with respect to such cancellation,
                suspension, termination or excuse from liability in a manner satisfactory to the Holders or (ii) such cancellation,
                suspension, termination or excuse from liability could not reasonably be expected to (1) have a Material Adverse Effect or
                (2) delay the date of Final Acceptance Date beyond the
                Guaranteed Completion Date (as defined in the Galena Re-powering
                Contract) or (3) cause Project Costs to exceed, in the
                aggregate, funds available to pay Project Costs.

            e.  The total amount of the Withdrawal being made as of the requested disbursement date is $___________. The requested disbursement date is ____________ [which date shall be no later than ten days from the date of this Withdrawal Certificate].

            f.  After giving effect to any Withdrawal being made as of the requested disbursement date, the remaining amount of funds available to the Issuer in the Galena Re-powering Account
                pursuant to the Depositary Agreement is $[__________].

            g.  The amount of the Withdrawal being made as of the requested
                Disbursement Date does not exceed the Project Costs that are due and payable as of the requested Disbursement Date or that shall become due and payable within 90 days from the requested
                Disbursement Date and all Project Costs specified on Schedule I hereto shall be paid with the proceeds of such Withdrawal.

            h.  The names of the Persons to whom the proceeds of the Withdrawal requested by the Issuer on the date hereof and amounts
                transferred from the Galena Re-powering Account under paragraph
                (g) are to be paid (or, in the case of amounts to be reimbursed to the Issuer, the Persons to whom such amounts have been paid by the Issuer) and the amounts paid or to be paid are shown on
                Schedule I attached to this Withdrawal Certificate.

            i.  The Issuer and ORNI 7 LLC each has reviewed the work performed, services rendered and materials, equipment or supplies delivered for which the Withdrawal being made as of the date hereof is requested (either directly or, in the case of off-site work or services, in reliance on sources of information deemed reliable by the Issuer and ORNI 7 LLC), and the amounts that have been paid or are to be paid are proper (and, in the case of payments being made to the Contractor, are being made in accordance with the provisions of the Galena Re-powering Contract).

            j.  No item shown on Schedule I hereto has been heretofore paid for with the proceeds of any prior disbursement from the Galena
                Re-powering Account.

            k.  The amount set forth in paragraph (e) above will be sufficient to enable the achievement of the Final Acceptance Date by the
                Guaranteed Completion Date (as defined in the Galena Re-powering
                Contract).

            l.  The work on the Facility (as defined in the Galena Re-powering
                Contract) is proceeding in all material respects in accordance with the Galena Re-powering Contract. Pursuant to Section
                3.5(f)(iii) of the Depositary Agreement, attached as Schedule II is a current progress report, dated not more than ten days prior to the requested Disbursement Date, evidencing that construction is progressing in accordance with the milestones scheduled in the Galena Re-powering Contract.

            m.  Attached as Schedule III are wire instructions. Attached as
                Schedule IV to this Withdrawal Certificate is a certificate from the Independent Engineer pursuant to Section 3.5(f)(iv) of the
                Depositary Agreement. Attached as Schedule V to this Withdrawal
                Certificate is a complete and accurate listing of all approved, pending, and proposed Change Orders (as defined in the Galena
                Re-powering Contract), together with copies of all such Change
                Orders not previously delivered to the Depositary.(1)

            IN WITNESS WHEREOF, the undersigned sets its name to this
Certificate of Borrowing on this _____ day of __________, 200_.

                                       ORMAT FUNDING CORP.,
                                       a Delaware corporation

                                       By:
                                           _________________________________
                                           Name:
                                           Title:

                                       ORNI 7 LLC
                                       a Delaware limited liability company

                                       By:
                                           _________________________________
                                           Name:
                                           Title:

______________________
(1) This form shall also be utilized for withdrawals from the Supplemental
Galena Re-powering Account.

                                                                   Appendix B to
                                                            Depositary Agreement

                   FORM OF INDEPENDENT ENGINEER'S CERTIFICATE

            The undersigned, _________________________, a duly authorized representative of [Stone & Webster Management Consultants, Inc.] (the
"Independent Engineer"), hereby provides this certificate in accordance with
Section 3.5(f)(iv) of that certain Deposit and Disbursement Agreement, dated as of February 13, 2004 (the "Depositary Agreement"), among Ormat Funding Corp., a corporation organized and existing under the laws of the State of Delaware (the
"Issuer"), and Brady Power Partners, Steamboat Geothermal LLC, Steamboat
Development Corp., OrMammoth Inc., ORNI 1 LLC, ORNI 2 LLC, ORNI 7 LLC
(collectively, the "Guarantors") and Union Bank of California, N.A., in its
capacity as Collateral Agent, and Union Bank of California, N.A., in its
capacity as depositary and as securities intermediary thereunder. All capitalized terms used but not defined herein shall have the meanings given to them in the Depositary Agreement or the Indenture, dated as of February 13,
2004, among the Issuer, the Guarantors and Union Bank of California, N.A., in
its capacity as trustee for the holders from time to time of all the Issuer's
8 1/4% senior secured notes due 2020, as appropriate.

            The Independent Engineer hereby certifies that it has reviewed the material and data provided by the Issuer, ORNI 7 LLC and the Contractor since the date of the last Galena Re-powering Account Withdrawal Certificate consisting of: Galena Re-powering Account Withdrawal Certificate No. [___] dated
[___________] and work progress documents consisting of reports and schedule updates delivered by the Contractor, the monthly progress report delivered pursuant to Section 3.5(f)(iii) of the Depositary Agreement. To the extent required under the Galena Re-powering Contract, the Independent Engineer has reviewed the progress of engineering, procurement and construction, attended progress meetings, and conducted a walk-through of the Galena Facility (as defined in the Galena Re-powering Contract). Based on this information, the
Independent Engineer hereby certifies that, to the best of the undersigned's knowledge and belief, (1) paragraph i of the Galena Re-powering Account
Withdrawal Certificate is true and correct; (2) the work under the Galena
Re-powering Contract is proceeding in all material respects in accordance with the Galena Re-powering Contract and (3) the undersigned is not aware of any fact or circumstance which would render any statement made by the Issuer and ORNI 7
LLC in the attached Galena Re-powering Account Withdrawal Certificate untrue or misleading.(1)

______________________
(1) Form to also be utilized for withdrawals from the Supplemental Galena
Re-powering Account.

            IN WITNESS WHEREOF, the undersigned has executed and delivered this certificate as a duly authorized representative of the Independent Engineer this
_____ day of __________, 200_.

                                       [STONE & WEBSTER MANAGEMENT
                                       CONSULTANTS, INC.]

                                       By: ________________________________
                                           Name:

Title:

                                                                   Appendix C to
                                                            Depositary Agreement

                         FORM OF RESTORATION REQUISITION

                             RESTORATION REQUISITION

                                   No. ______

                                     [Date]

Union Bank of California, N.A., as Depositary
      under the Depositary Agreement
      referred to below
475 Sansome Street, 12th Floor
San Francisco, CA 94111
Attention: Corporate Trust Department
Tel: (415) 296-6754
Fax: (415) 296-6757

Attention:  [         ],

Re:   DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of
      February 13, 2004, among Ormat Funding Corp., a Delaware corporation, the
      Guarantors named on the signature pages thereto and Union Bank of
      California, N.A. a national banking association, in its capacity as
      Collateral Agent and Union Bank of California, N.A., a national banking association, in its capacity as Depositary and Securities Intermediary.

Ladies and Gentlemen:

            This requisition (this "Restoration Requisition") is delivered to you pursuant to Section 3.11(b)(2) of the Depositary Agreement. Capitalized
terms used and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement. The information relating to the Restoration
Requisition is as follows:

      1.    The aggregate amount requested to be withdrawn from the Restoration
            Sub-Account in accordance with this Restoration Requisition is
            $_____________.

      2.    The Disbursement Date on which the withdrawals and transfers pursuant to this Restoration Requisition are to be made is _______,
            ____.

      3.    Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on or prior to the Disbursement Date or reasonably anticipated to be incurred within the thirty (30) day period following the
            Disbursement Date by such Person and a summary description of the work performed, services rendered, materials, equipment or supplies delivered or any other purpose for which each payment was or is to be made.

      4.    The proceeds of this Restoration Requisition withdrawn from the
            Restoration Sub-Account will be used to pay the costs of rebuilding, restoration or repair of the [affected portion of the] [Project] in accordance with the Restoration Budget and the Restoration Progress
            Payment Schedule, and the Depositary may properly charge such costs against the Restoration Sub-Account.

      5.    The rebuilding, restoration, or repair costs which have been paid or for which payment is requested under this Restoration Requisition are in accordance with the Restoration Budget and the Restoration
            Progress Payment Schedule.

      6.    The costs of rebuilding, restoration or repair for which payment is requested under this Restoration Requisition from the Restoration
            Sub-Account have not been the basis for any prior requisition by the
            Issuer.

      7.    As of the date hereof, the undersigned has not received any written notice of any Lien, right to Lien or attachment upon, or claim affecting the right of the undersigned to receive any portion of the amount of this Restoration Requisition (other than in respect of
            Permitted Liens), or in the event that the undersigned has received notice of any such Lien, attachment or claim (other than a Permitted
            Lien), such Lien, attachment or claim has been released or discharged as of the date hereof or is expected to be released or discharged upon payment of the costs for which payment is requested under this Restoration Requisition.

      8.    [Clause II of Section 3.11(b)(2) of the Depositary Agreement does not apply.](1)

      9.    [Attached hereto as Exhibit I is an Independent Engineer's
            Certificate in respect of this Restoration Requisition.](1)

______________________
(1)   To be inserted in the event that the amount requested in any consecutive
      12-month period with respect to any Event of Loss or Event of Eminent
      Domain does not exceed $10,000,000 in the aggregate.

                                       ORMAT FUNDING CORP.

                                       By: ________________________________
                                           Name:
                                           Title:

                                                                   Schedule I
                                                                   to Appendix C

Name                          Amount of Payment                    Purpose

                                                                   Exhibit I
                                                                   to Appendix C

                       INDEPENDENT ENGINEER'S CERTIFICATE

                                     [Date]

Union Bank of California, N.A., as Depositary
      under the Depositary Agreement
      referred to below
475 Sansome Street, 12th Floor
San Francisco, CA 94111
Tel: (415) 296-6754
Fax: (415) 296-6757

Attention: Corporate Trust Department,

Re:   DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of
      February 13, 2004, among Ormat Funding Corp., a Delaware corporation, the
      Guarantors named on the signature pages thereto, Union Bank of California,
      N.A., a national banking association, in its capacity as Collateral Agent
      Union Bank of California, N.A., a national banking association, in its capacity as Depositary and Securities Intermediary.

Ladies and Gentlemen:

            This Certificate (the "Certificate") is delivered to you in connection with Section 3.11(b)(2) of the Depositary Agreement and in connection with the requisition for payment to which this Certificate is attached as
Appendix I (the "Restoration Requisition") delivered by the Issuer to the
Depositary. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement.

We hereby certify to the Depositary as of the date hereof that:

      1.    We have reviewed the material and data made available to us by the
Issuer with respect to [describe rebuilding, repair or restoration project] and have performed such other investigation as is referenced in the Annex attached hereto (the "Review"). Our Review was performed in accordance with generally accepted engineering and construction practices and included such investigation and review as we in our professional capacity deemed necessary or appropriate in the circumstances and within the scope of our appointment [insert customary exceptions and qualifications]. We have also reviewed the Restoration
Requisition dated ________________ delivered by the Issuer, including any
Appendices, Schedules and requisitions and/or invoices attached thereto or delivered therewith.

      2.    Based on our Review and on the understanding and assumption that we have been provided true, correct and complete information, [and insert customary exceptions and qualifications] we are of the opinion that, as of the date hereof:

            (a)     After giving effect to the payments requested under the
                    Restoration Requisition, the undisbursed moneys in the
                    Restoration Sub-Account together with any other amounts that the Issuer is willing to commit or cause to be committed to such rebuilding, repair or restoration is reasonably
                    estimated to equal or exceed the amount necessary to pay for
                    (i) all work, labor or services performed and all materials, supplies or equipment furnished for which payment has not
                    yet been made and (ii) all other reasonably anticipated
                    costs of rebuilding, repair or restoration ("Restoration
                    Costs") which have yet to be paid in order to achieve
                    operation of [all] [a portion] of the affected portion of
                    the Project. [Alternative if applicable: After giving effect to the payments requested under the Restoration Requisition, the undisbursed moneys in the Restoration Sub-Account or
                    otherwise committed to the rebuilding, repair or restoration may be less than the amount necessary to pay for (i) all
                    work, labor or services performed and all materials,
                    supplies or equipment furnished for which payment has not
                    yet been made and (ii) all other reasonably anticipated
                    Restoration Costs which have yet to be paid in order to
                    achieve operation of [all] [a portion] of the affected
                    portion of the Project; however, in our opinion, such
                    insufficiency could not reasonably be expected to result in a Material Adverse Effect.]

            (b)     The major rebuilding, repair and restoration activities and the progress of the rebuilding, repair and restoration of
                    the [affected portion of the] [Project] through the date of this Certificate are proceeding in a satisfactory manner in accordance with the Restoration Budget and the Restoration
                    Progress Payment Schedule.

            (c)     The Restoration Costs set forth on Schedule I to the
                    Restoration Requisition not incurred on or prior to the
                    Funding Date are reasonably anticipated to be incurred
                    during the thirty (30) day period following the Disbursement
                    Date.

            (d)     The payments made with respect to the Restoration
                    Requisition are in accordance with the Restoration Budget
                    and the Restoration Progress Payment Schedule.

            The person signing this Certificate is a duly qualified
representative of the Independent Engineer and as such is authorized to execute this Certificate on behalf of the Independent Engineer.

                                       Very truly yours,

                                       STONE & WEBSTER MANAGEMENT
                                       CONSULTANTS, INC.

                                       By: _____________________________

                                           Name:
                                           Title

                                                                   Appendix D to
                                                            Depositary Agreement

                         FORM OF TITLE EVENT REQUISITION

                             TITLE EVENT REQUISITION

                                   No. ______

                                     [Date]

Union Bank of California, N.A., as Depositary
      under the Depositary Agreement
      referred to below
475 Sansome Street, 12th Floor
San Francisco, CA 94111
Tel: (415) 296-6754
Fax: (415) 296-6757

Attention: Corporate Trust Department,

Re:   DEPOSIT AND DISBURSEMENT AGREEMENT (as amended, modified or otherwise supplemented from time to time, the "Depositary Agreement") dated as of
      February 13, 2004, among Ormat Funding Corp., a Delaware corporation, the
      Guarantors named on the signature pages thereto and Union Bank of
      California, N.A. a national banking association, in its capacity as
      Collateral Agent and Union Bank of California, N.A., a national banking corporation, in its capacity as Depositary and Securities Intermediary.

Ladies and Gentlemen:

            This requisition (this "Title Event Requisition") is delivered to you pursuant to Section 3.11(b)(4) of the Depositary Agreement. Capitalized
terms used and not otherwise defined herein shall have the meanings assigned thereto in the Depositary Agreement. The information relating to the Title Event
Requisition is as follows:

      1.    The aggregate amount requested to be withdrawn from the Title Event
            Sub-Account in accordance with this Title Event Requisition is
            $_____________.

      2.    The Disbursement Date on which the withdrawals and transfers pursuant to this Title Event Requisition are to be made is _______,
            ____.

      3.    Set forth on Schedule I attached hereto is the name of each Person to whom any payment is to be made, the aggregate amount incurred on or prior to the Disbursement Date or reasonably anticipated to be incurred within the thirty (30) day period following the
            Disbursement Date by such Person and a summary description of the purpose for which each payment was or is to be made.

      4.    The proceeds of this Title Event Requisition withdrawn from the
            Title Event Sub-Account will be used to pay the costs of remedying
            Title Events and for the payment of expenses incurred in connection therewith and the Depositary may properly charge such costs against the Title Event Sub-Account.

      5.    The costs of remedying a Title Event for which payment is requested under this Title Event Requisition from the Title Event Sub-Account have not been the basis for any prior requisition by the Issuer.

      6.    As of the date hereof, the undersigned has not received any written notice of any Lien, right to Lien or attachment upon, or claim affecting the right of the undersigned to receive any portion of the amount of this Title Event Requisition (other than in respect of
            Permitted Liens), or in the event that the undersigned has received notice of any such Lien, attachment or claim (other than a Permitted
            Lien), such Lien, attachment or claim has been released or discharged as of the date hereof or is expected to be released or discharged upon payment of the costs for which payment is requested under this Title Event Requisition.

                                       ORMAT FUNDING CORP.

                                       By: ______________________________
                                           Name:
                                           Title:

                                                                   Schedule I
                                                                   to Appendix D

Name                         Amount of Payment                     Purpose